                                                                   EXHIBIT 10.66


                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                            THE TJX COMPANIES, INC.,

                               CHADWICK'S, INC.,

                                      AND

                                 BRYLANE, L.P.

                                ________________



                             AS OF OCTOBER 18, 1996

                                                                     Page
                                                                     ----
                               TABLE OF CONTENTS



1.  PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES...... 1

        1.1.   Transfer of Assets.................................. 1
               ------------------
        1.2.   Assumption of Liabilities........................... 2
               -------------------------
        1.3.   The Closing......................................... 2
               -----------
        1.4.   Estimated Purchase Price; Purchase Price............ 3
               ----------------------------------------
        1.5.   Purchase Price Allocations and Tax Adjustment....... 5
               ---------------------------------------------

2.  REPRESENTATIONS AND WARRANTIES OF TJX AND SELLER............... 7

        2.1.   Organization; Capitalization........................ 7
               ----------------------------
        2.2.   Authorization; No Violation......................... 8
               ---------------------------
        2.3.   Financial Statements; Absence of Undisclosed
               --------------------------------------------
               Liabilities......................................... 10
               -----------
        2.4.   Title to Assets..................................... 10
               ---------------
        2.5.   Tax Matters......................................... 11
               -----------
        2.6.   Contracts........................................... 12
               ---------
        2.7.   Compliance with Laws................................ 14
               --------------------
        2.8.   Employee Relations.................................. 14
               ------------------
        2.9.   Absence of Certain Changes or Events................ 14
               ------------------------------------
       2.10.   Trade Names and Other Intangible Property........... 17
               -----------------------------------------
       2.11.   Employee Benefit Plans.............................. 17
               ----------------------
       2.12.   Transactions with Affiliates........................ 18
               ----------------------------
       2.13.   Insurance........................................... 19
               ---------
       2.14.   Litigation.......................................... 19
               ----------
       2.15.   Regulatory Approvals................................ 19
               --------------------
       2.16.   Environmental Matters............................... 19
               ---------------------
       2.17.   Inventory........................................... 20
               ---------
       2.18.   Accounts Receivable................................. 20
               -------------------
       2.19.   Disclosure.......................................... 20
               ----------
       2.20.   Investment Intent, Related Matters.................. 20
               ----------------------------------


3.  REPRESENTATIONS AND WARRANTIES OF BUYER........................ 21

       3.1.   Organization......................................... 21
              ------------
       3.2.   Authorization; No Violation.......................... 21
              ---------------------------
       3.3.   Regulatory Approvals................................. 21
              --------------------
       3.4.   Litigation........................................... 22
              ----------
       3.5.   Financial Statements................................. 22
              --------------------
       3.6.   Absence of Certain Changes........................... 22
              --------------------------
       3.7.   Financing............................................ 22
              ---------

                                                                     Page
                                                                     ----

       3.8.   Partnership Documents................................ 23
              ---------------------
       3.9.   Disclosure........................................... 23
              ----------

4.  ACCESS TO INFORMATION, ETC.; PUBLIC ANNOUNCEMENTS.............. 23

       4.1.   Access to Information, Etc........................... 23
              --------------------------
       4.2.   Public Announcements................................. 23
              --------------------

5.  COVENANTS OF THE PARTIES....................................... 23

       5.1.   Conduct of Business.................................. 23
              -------------------
       5.2.   Compliance with Laws................................. 25
              --------------------
       5.3.   Continuing Obligation to Inform...................... 25
              -------------------------------
       5.4.   Union Agreement...................................... 26
              ---------------
       5.5.   Customer Lists....................................... 27
              --------------
       5.6.   TJX D&B Guarantee.................................... 28
              -----------------
       5.7.   Non-Competition...................................... 28
              ---------------
       5.8.   Creation by Seller of the Trade Name Sub............. 29
              ----------------------------------------
       5.9.   Reimbursement by the Parties......................... 29
              ----------------------------
      5.10.   Efforts to Obtain Satisfaction of Conditions......... 29
              --------------------------------------------
      5.11.   Acquisition Proposals................................ 29
              ---------------------
      5.12.   Certain Employment and Employee Benefit Matters...... 30
              -----------------------------------------------
      5.13.   Bulk Transfers....................................... 33
              --------------
      5.14.   Consents to Assignment............................... 33
              ----------------------
      5.15.   Sharing of Data...................................... 33
              ---------------
      5.16.   Use of Name.......................................... 34
              ----------
      5.17.   Certain Matters Pertaining to Taxes.................. 35
              -----------------------------------
      5.18.   Further Assurances................................... 36
              ------------------
      5.19.   Title Matters........................................ 36
              -------------
      5.20.   Environmental Investigations......................... 37
              ----------------------------
      5.21.   Deferred Payment Receivables......................... 38
              ----------------------------

6.  CONDITIONS TO OBLIGATIONS OF ALL PARTIES....................... 39

       6.1.   Governmental Approvals............................... 39
              ----------------------
       6.2.   Adverse Proceedings.................................. 39
              -------------------
       6.3.   Transaction Agreements............................... 39
              ----------------------
       6.4.   Assumed Union Agreement.............................. 40
              -----------------------

7.  CONDITIONS TO OBLIGATIONS OF BUYER............................. 40

       7.1.   Continued Truth of Representations and
              --------------------------------------
              Warranties of TJX and Seller; Compliance
              ----------------------------------------
              with Covenants and Obligations....................... 40
              ------------------------------
       7.2.   Opinions of Counsel.................................. 40
              -------------------
       7.3.   Closing Deliveries................................... 40
              ------------------

                                                                     Page
                                                                     ----

       7.4.   CDM Agreement........................................ 41
              -------------
       7.5.   Material Adverse Change.............................. 41
              -----------------------

8.  CONDITIONS TO OBLIGATIONS OF SELLER............................ 41

       8.1.   Continued Truth of Representations and
              --------------------------------------
              Warranties of Buyer; Compliance with
              ------------------------------------
              Covenants and Obligations............................ 42
              -------------------------
       8.2.   Opinion of Counsel................................... 42
              ------------------
       8.3.   Closing Deliveries................................... 42
              ------------------
       8.4.   Assumption Documents................................. 42
              --------------------
       8.5.   CDM Agreement........................................ 43
              -------------
       8.6.   Material Adverse Change.............................. 43
              -----------------------


9.  INDEMNIFICATION................................................ 43

       9.1.   Indemnification by TJX and Seller.................... 43
              ---------------------------------
       9.2.   Indemnification by Buyer............................. 43
              ------------------------
       9.3.   Termination of Indemnification....................... 44
              ------------------------------
       9.4.   Claims for Indemnification........................... 44
              --------------------------
       9.5.   Defense by Indemnifying Party........................ 45
              -----------------------------
       9.6.   Exclusive Remedy..................................... 45
              ----------------


10.  TERMINATION OF AGREEMENT...................................... 45

10.1.   Termination by Agreement of the Parties or
        ------------------------------------------
        by Passage of Time......................................... 45
        ------------------
10.2.   Termination by Reason of Breach............................ 46
        -------------------------------

11.  BROKERS....................................................... 46

       11.1.   For TJX and Seller.................................. 46
               ------------------
       11.2.   For Buyer........................................... 47
               ---------

12.  DEFINED TERMS................................................. 47

13.  NOTICES....................................................... 54

14.  SUCCESSORS AND ASSIGNS........................................ 55

15.  ENTIRE AGREEMENT; ATTACHMENTS................................. 55

16.  EXPENSES...................................................... 56

17.  GOVERNING LAW................................................. 56

18.  WAIVER OF JURY TRIAL.......................................... 56

19.  SECTION HEADINGS.............................................. 56

20.  KNOWLEDGE..................................................... 56

21.  SEVERABILITY.................................................. 57

22.  NO IMPLIED RIGHTS............................................. 57

23.  TRANSFER OF RIGHTS OF BUYER TO ONE OR MORE AFFILIATES; PLEDGE
       TO FINANCING PARTIES........................................ 57

24.  COUNTERPARTS.................................................. 57

                             EXHIBITS AND SCHEDULES
                             ----------------------
EXHIBITS
--------

6.3A   Form of Services Agreement
6.3B   Forms of Trademark Agreements
6.3C   Form of New York City Buying Office Letter
6.3D   Form of Inventory Purchase Agreement
12.4   Terms of Buyer Note

SCHEDULES
---------

1.4A   Procedures for Preparing the Coopers Report
1.4B   Form of Seller Net Assets Statement
1.4C   Form of Purchase Price Calculation
2.2    Conflicts
2.3    Liabilities
2.4    Real Property; Title to Assets
2.5    Tax Matters
2.6    Contractual Obligations
2.7    Compliance with Laws
2.8    Employee Relations
2.9    Certain Changes or Events
2.10   Trade Names and Other Intangible Property
2.11   Employee Benefit Plans
2.12   Transactions with Affiliates
2.13   Insurance Policies
2.14   Notices, Claims and Litigation
2.16   Environmental Matters
2.17   Inventory
3.5    Buyer's Financial Statements
5.1    Conduct of Business
5.4    Union Agreement Amendment
5.7    Schedule of Recent Leases
5.12   Severance Plan
12.10  Other Excluded Assets
12.11  Other Excluded Liabilities

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     Agreement made as of the 18th day of October, 1996 by and among THE TJX COMPANIES, INC., a Delaware corporation ("TJX"), CHADWICK'S, INC., a Massachusetts corporation and a wholly-owned Subsidiary of TJX ("Chadwick's" or the "Seller"), and Brylane, L.P., a limited partnership organized under the laws of the state of Delaware ("Buyer"). Terms defined herein are used in the attached Schedules and Exhibits as so defined unless otherwise defined therein.

     WHEREAS, Chadwick's operates the catalog division of TJX doing business under the name "Chadwick's of Boston";

     WHEREAS, CDM Corp., a Nevada corporation ("CDM" and collectively with Chadwick's and the Trade Name Sub referred to below, the "Division"), is a wholly-owned subsidiary of Seller and holds rights to certain trademarks, tradenames and other intellectual property;

     WHEREAS, prior to the Closing, TJX shall establish a new wholly-owned subsidiary incorporated in the State of Delaware (the "Trade Name Sub") and shall transfer and license certain trademarks to the Trade Name Sub, and the shares of the Trade Name Sub shall be included in the Purchased Assets; and

     WHEREAS, Buyer desires to purchase or receive an assignment from Seller, and Seller desires to sell or assign to Buyer, the business of the Division as presently conducted (the "Business"), except for the Excluded Assets and the assets and liabilities of CDM which are being separately purchased and assumed by Buyer pursuant to an Asset Purchase Agreement dated the date hereof between CDM and Buyer (the "CDM Agreement") and except as provided in any Transaction Agreement, through the purchase or assignment of the Purchased Assets (as hereinafter defined) and the assumption of the Assumed Liabilities (as hereinafter defined) under the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

 1.  PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES.

      1.1  Transfer of Assets.  Except as otherwise set forth herein and subject
           ------------------
to the terms and conditions of this Agreement, and on the basis of the representations, warranties and covenants set forth herein, as of Closing, Seller will sell, convey, transfer, assign, and deliver to Buyer, and Buyer will purchase from Seller, the Purchased Assets.

      1.2  Assumption of Liabilities.  Subject to the conditions set forth
           -------------------------
herein, as of the Closing, Buyer will assume and agree thereafter to pay, fully satisfy when due and fully perform when required, all of the liabilities and obligations of Seller, TJX and TJX affiliates (other than CDM), whether occurring prior to, at or following the Closing, and, whether primary or secondary, direct or indirect, absolute or contingent, primarily arising out of or primarily relating to the Business or the Purchased Assets, except the Excluded Liabilities (such liabilities and obligations being assumed hereunder being referred to herein as the "Assumed Liabilities").

     Buyer's obligations under this Agreement and the other Transaction Agreements will not be subject to offset or reduction by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Agreement or any other Transaction Agreement or any right or alleged right to indemnification hereunder or thereunder. Seller's obligation under this Agreement and the other Transaction Agreements shall not be subject to offset or reduction by reason of any actual or alleged breach of any representations, warranty or covenant contained in this Agreement or any other Transaction Agreement or any right or alleged right to indemnification hereunder or thereunder.

      1.3  The Closing. Unless this Agreement shall have been terminated and the
           -----------
transactions herein contemplated shall have been abandoned pursuant to Section 10, and subject to the satisfaction or waiver of the conditions set forth in Sections 6, 7 and 8, the closing of the transactions contemplated herein and under the Transaction Agreements shall take place at 10:00 a.m. Boston time on the first Monday following the satisfaction or waiver of all of the conditions required to be satisfied at or prior to the Closing (except that if such conditions are satisfied or waived prior to December 2, 1996, such conditions shall not for this purpose be deemed to be satisfied or waived until the earlier of December 2, 1996 and the execution of definitive financing documents pursuant to the Financing Commitments (as defined in Section 3.7)), which Monday is at least three business days after such satisfaction or waiver, at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the parties hereto, but in no event later than December 23, 1996, provided that such date may be deferred to a date no later than January 27, 1997 that is the first Monday that is at least three business days after the expiration or termination of any waiting periods under the HSR Act, if applicable, and provided further that if TJX or Seller shall deliver supplemental information to Buyer pursuant to Section 5.3, then such closing date shall be the later of (a) the date determined pursuant to the foregoing provisions of this sentence and (b) the first Monday that is at least five days after the date on which such supplemental information was delivered to Buyer (such date being referred to as the "Delivery Date"). At such closing, Seller shall deliver to Buyer those documents specified in Sections 7.3 and 7.4 hereof, against payment of the Estimated Cash Purchase Price (as defined in Section 1.4) to Seller by wire transfer in immediately available funds and delivery of the Buyer Notes to Seller. Notwithstanding the foregoing, upon the Delivery Date, the closing shall be deemed to occur at midnight on the Saturday preceding the Delivery Date, which time is herein referred to as the "Closing" for all purposes, including the allocation or assumption of assets, benefits and liabilities to be purchased, transferred or assumed hereunder and the status of employees as employees of Seller or Buyer hereunder; provided, however, that solely for the purpose of determining whether the conditions set forth in Sections 6, 7 and 8 have been fulfilled, the Closing shall be deemed to be the Monday referred to above.

      1.4  Estimated Purchase Price; Purchase Price.  At the closing referred to
           ----------------------------------------
above, (i) Buyer shall pay to Seller $192,100,000 plus interest thereon at the Base Rate from the Closing to the date of payment of the foregoing amount (the "Estimated Cash Purchase Price") and (ii) Buyer shall issue and deliver to Seller the Buyer Notes. The Estimated Cash Purchase Price (but not the Buyer Notes) shall be subject to post-closing adjustment as provided below. The Estimated Cash Purchase Price as so adjusted is herein referred to as the "Cash Purchase Price."

          (a) As promptly as possible following the Closing, Seller shall cause to be prepared an unaudited consolidated balance sheet of the Division as of the time immediately prior to the Closing (the "Closing Balance Sheet") in accordance with generally accepted accounting principles applied consistently with Seller's past practices used in the preparation of the Financial Statements (as defined in Section 2.3(a)). Buyer shall provide Seller with access to records and transferred employees of the Division, and shall otherwise cooperate with Seller, to facilitate the preparation of the Closing Balance Sheet.

          As promptly as possible following the receipt of the Closing Balance Sheet, Coopers and Lybrand L.L.P. ("Coopers") shall perform certain procedures as set forth in Schedule 1.4A in connection with the elements,
                                -------------
     accounts or items of the Closing Balance Sheet that are to be included in the Seller Net Assets for the purposes of issuing a report (the "Coopers Report") thereon detailing the results of such procedures as applied by Coopers in accordance with standards established by the American Institute of Certified Public Accountants. Prior to the issuance by Coopers of the Coopers Report, representatives of Seller and Buyer shall have the opportunity to review Cooper's work papers. Such preparation of the Seller Net Assets Statement and the Coopers Report shall be conducted under the supervision of the Coopers partner in charge of the account of Seller with consultation and review by the Coopers partner in charge of the account of Buyer.

          As promptly as possible following the receipt of the Closing Balance Sheet, Coopers shall prepare and deliver a Seller Net Assets Statement in substantially the form of Schedule 1.4B, prepared in accordance with the
                               -------------
     procedures specified therein, and a calculation of the Cash Purchase Price in substantially the form of Schedule 1.4C. Assets and liabilities on the
                                  -------------
     Seller Net Assets Statement will be equal to such items in the Closing Balance Sheet except as otherwise specified in Schedule 1.4B. The Seller
                                                    -------------
     Net Assets Statement will exclude Excluded Assets and Excluded Liabilities.

     The "Seller Net Assets" shall mean the net asset figure appearing on the Seller Net Assets Statement.

          Coopers shall furnish the Seller Net Assets Statement and the Coopers Report to Seller and Buyer within 45 days following the Closing or as soon thereafter as practicable. Buyer and Seller shall cooperate fully with Coopers in facilitating the issuance of such Coopers Report.

          (b) If Buyer disagrees with the Seller Net Assets Statement furnished in accordance with Section 1.4(a) or the calculation of the final Cash Purchase Price, Buyer shall, within 30 days after receipt thereof, respectively, furnish to Seller and Coopers a written statement of such disagreement, together with an explanation of the reasons therefor. If Buyer does not furnish such a statement within such period, the amount of the Seller Net Assets set forth on the Seller Net Assets Statement and the amount of the Cash Purchase Price derived therefrom shall be binding and conclusive on all parties hereto. If Buyer does furnish such a statement to Seller within such period, the parties hereto shall first use commercially reasonable efforts to resolve such disagreement among themselves. If the parties are unable to resolve the dispute within 20 days after delivery of such notification, the dispute shall be submitted promptly to Deloitte & Touche, or if such firm declines to serve, then to KPMG Peat Marwick, LLP (such firm being herein referred to as the "Alternative Accountants"), for resolution within 30 days after submission. The determination of the Alternative Accountants as to the resolution of any such dispute shall be binding and conclusive upon all parties hereto.

          (c) If the amount of the Seller Net Assets as set forth on the Seller Net Assets Statement is: (i) less than $107,498,000, then the Cash Purchase Price shall be the Estimated Cash Purchase Price minus the amount
                                                               -----
     by which the Seller Net Assets are less than $107,498,000; (ii) greater than $107,498,000, then the Cash Purchase Price shall be the Estimated Cash Purchase Price plus the amount by which the Seller Net Assets are greater
                    ----
     than $107,498,000; or (iii) $107,498,000, then the Cash Purchase Price shall be the Estimated Cash Purchase Price.

          (d) If, pursuant to Section 1.4(c), the Cash Purchase Price is greater than or less than the Estimated Cash Purchase Price, the difference, together with interest thereon at the base lending rate as announced by The First National Bank of Boston at its headquarters and in effect from time to time (the "Base Rate"), calculated daily, from the date of the Closing to the payment of such difference, shall be paid by Buyer to Seller or by Seller to Buyer, as the case may be, within five days after the later of (i) delivery of the Seller Net Assets Statement, including the calculation of the Cash Purchase Price appended thereto, or (ii) the earlier of the resolution of any dispute by Buyer and Seller following notification of their disagreement or a determination by the Alternative Accountants pursuant to paragraph (b) above. Any such amount shall be paid by cashier's or certified check or by wire transfer of immediately available funds to an account designated by Seller or Buyer, as applicable.

          (e) The fees and expenses of Coopers in preparing the original Closing Balance Sheet and the original Seller Net Assets Statement shall be shared equally by Seller and Buyer, except that each party will bear all expenses for any special work performed at its request. The fees and expenses of the Alternative Accountants in connection with the resolution of disputes pursuant to paragraph (b) above shall be shared equally by Seller and Buyer.

      1.5  Purchase Price Allocations and Tax Adjustment.
           ---------------------------------------------

          (a)  Allocation.  Buyer and Seller agree to allocate the aggregate of
               ----------
     the Cash Purchase Price, the principal amount of the Buyer Notes and the amount of Assumed Liabilities among the Purchased Assets for all purposes (including financial accounting and Tax reporting purposes) by allocating the aggregate sum as follows:

               (i) first, to all tangible assets among the Purchased Assets in proportion to, but not in an amount in excess of, the fair market value of such tangible assets, as determined by the certified public accountants of Buyer (which accountants shall be reasonably acceptable to Seller) in connection with the preparation of the balance sheet of Buyer immediately after Closing; and

               (ii) second, any residual amount shall be allocated to goodwill of the Business and any other intangible assets among the Purchased Assets, as determined by the certified public accountants of Buyer.

Buyer's certified public accountants shall prepare Form 8594 (or any successor
Form) for federal Income Tax purposes and any similar Form for state Income Tax purposes in accordance with these values, and Buyer and Seller each agree to file such Form(s) with their respective Income Tax Returns.

          (b)  Tax Adjustment.  Seller shall provide Buyer with an estimated
               --------------
     statement of the tax basis of the Purchased Assets prepared in accordance with past practice and applicable federal income tax principles simultaneously with the delivery of the Net Asset Statement. Within 30 days of receiving Seller's statement, Buyer shall provide Seller a statement relating to the allocation of the Purchase Price in accordance with Section 1.5(a) (the "Allocated Purchase Price"). Coopers shall determine the amount by which the Allocated Purchase Price for the Purchased Assets other than goodwill (or any other capital asset described in Section 1221 of the Code or any asset the disposition of which hereunder is taxable as a capital gain) exceeds Seller's basis in such assets for federal income tax purposes. Such excess multiplied by 35 percent is herein referred to as the "Net Federal Payment", which shall be "grossed up" in the manner set forth below to determine the Tax Adjustment. Coopers shall also calculate the Tax Adjustment due from Buyer to Seller (with any dispute resolved in the manner set forth below), and an appropriate installment of the Tax Adjustment shall be paid by Buyer to Seller at least two business days before Seller pays the corresponding portion of the Net Federal Payment to the Internal Revenue Service with respect to Seller's estimated or final tax liability for Seller's fiscal year ending January, 1997. All calculations shall be based on the assumption that Seller elected not to use the installment method of reporting income from the transaction. The "Tax Adjustment" shall be the aggregate amount which, after deduction of all net Taxes required to be paid by Seller (determined by assuming that Seller is not subject to Federal income taxation on capital gains realized in its taxable years ending in January of 1997 and January of 1998) with respect to the receipt thereof, is equal to the Net Federal Payment. If, prior to the filing of Seller's federal Income Tax Return for the year ending January, 1997, either Seller or Buyer shall determine that corrections or other adjustments are required in either the Net Federal Payment, the allocation of the Purchase Price pursuant to Section 1.5(a) or the Tax Adjustment, either party may require a redetermination of the Tax Adjustment and if the redetermined Tax Adjustment is greater than the sum of the previous payments from Buyer to Seller, Buyer shall pay to Seller the amount by which the Tax Adjustment exceeds such prior payments or, if the sum of the previous payments from Buyer to Seller is greater than the redetermined Tax Adjustment, Seller shall refund to Buyer the amount by which such prior payments exceed the Tax Adjustment as redetermined. In the event that the Internal Revenue Service shall thereafter propose an adjustment in connection with the examination of Seller's federal Income Tax Return on the ground that the allocation of the Purchase Price in accordance with the provisions of Section 1.5(a)(i) was incorrect, Seller shall notify Buyer of such proposed adjustment and shall permit Buyer, through its counsel, a reasonable opportunity to participate in any administrative protest of such proposed adjustment and, provided Buyer acknowledges its responsibility pay the Additional Tax Adjustment, Seller agrees to accept the direction of Buyer with respect to any proposal to settle the amount at issue. If the matter cannot be settled with the Internal Revenue Service and Buyer wishes to pursue the matter at Buyer's cost, Seller shall have the right to impose such conditions as to further proceedings as are reasonable in such circumstances. If it should be finally determined that the Net Federal Payment was understated, Buyer shall promptly pay to Seller a further Tax Adjustment (the "Additional Tax Adjustment") sufficient to permit Seller to receive the amount of such understatement, together with any interest, penalties and additions to tax attributable to such understatement and if it should be finally determined that the Net Federal Payment was overstated, Seller shall return an amount to Buyer sufficient to leave Seller with only the amount of the Net Federal Payment as finally determined. If Buyer, Seller and their accountants are unable to agree as to the amount of the Tax Adjustment or any Additional Tax Adjustments or as to the payments due as a consequence of thereof, Buyer and Seller shall each submit its calculations of such amounts to a Big Six Accounting Firm agreed upon by Buyer and Seller for the determination by such Firm of such amounts, which determination shall be final and binding upon the parties. The fees and expenses of such Big Six Accounting Firm shall be borne by the party whose calculations were least in agreement with the Big Six Accounting Firm, as determined by the Big Six Accounting Firm.

 2.  REPRESENTATIONS AND WARRANTIES OF TJX AND SELLER.

     Each of TJX and Seller hereby, jointly and severally, represents and warrants to Buyer as set forth below (and each of the parties acknowledges that, except as specifically stated herein, such representations and warranties do not cover and are not made in respect of or applicable to CDM or the Excluded Assets and Excluded Liabilities, but all such representations and warranties, to the extent applicable, shall apply to the Trade Name Sub upon its establishment):

      2.1 Organization; Capitalization.
          ----------------------------

          (a) TJX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties, to carry on its business as now conducted, and to consummate the transactions contemplated hereby.

          (b) Seller is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, and has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as now conducted, and to consummate the transactions contemplated hereby. Seller is duly qualified to do business as a foreign corporation and in good standing in each other jurisdiction in which its ownership, operation or lease of property or the character of its business requires such qualification, except for failures to be so qualified or in good standing that would not reasonably be expected to have a material adverse effect on the assets, business operations, financial condition or results of operations of the Division, taken as a whole (a "Material Adverse Effect"). Copies of the Certificate of Incorporation and By-laws of Seller, each as amended to date, have been previously delivered to Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date of such delivery. Seller is not in violation of any provision of its Certificate of Incorporation or By-laws.

          (c) Trade Name Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties, to carry on its businesses as now conducted, and to consummate the transactions contemplated hereby. Trade Name Sub is duly qualified to do business as a foreign corporation and in good standing in each other jurisdiction in which its ownership, operation or lease of property or the character of its business requires such qualification, except for failures to be so qualified or in good standing that would not reasonably be expected to have a Material Adverse Effect. Copies of the Certificate of Incorporation and By-laws of Trade Name Sub, each as amended to date, have been previously delivered to Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date of such delivery. Trade Name Sub is not in violation of any provision of its Certificate of Incorporation or By-laws.

          (d) Other than Seller's ownership of CDM and the establishment of the Trade Name Sub prior to Closing, neither Seller nor CDM has any subsidiaries or any material investment in any other Person or owns, either directly or indirectly, any capital stock or other equity or ownership interest in any corporation, partnership, association, trust, joint venture or other entity.

          (e) The authorized capital stock of Trade Name Sub will as of the Closing date consist of 3000 shares of common stock, $.01 par value per share ("Trade Name Sub Common Stock"), of which 1000 shares will be issued and outstanding. Seller will as of the Closing date be the record and beneficial holder of all issued and outstanding shares of Trade Name Sub Common Stock. Such shares will as of the Closing date have been duly and validly issued, and will be fully paid and nonassessable. Seller will as of the Closing date have valid title to such outstanding shares free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claim or rights whatsoever. There will as of the Closing date be no outstanding warrants, options or other rights to purchase or acquire from Trade Name Sub, or securities exchangeable for or convertible into, any shares of Trade Name Sub Common Stock or other equity securities of Trade Name Sub nor will there be as of the Closing date in existence any agreements to issue such shares or securities in the future.

          (f) Immediately before the transfer to it of certain trademarks, which will be effective immediately prior to the Closing, Trade Name Sub will have no assets and no liabilities other than certain costs not exceeding $10,000 relating to its formation as a corporation, and will never have had any active business operations.

      2.2 Authorization; No Violation.  Each of TJX and Seller has full
          ---------------------------
corporate power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated on its part hereby and thereby. The execution and delivery of this Agreement and each other Transaction Agreement to which it is a party by TJX and Seller, and the consummation by TJX and Seller of all transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of TJX and Seller. This Agreement and all other Transaction Agreements to which TJX or Seller is a party have been, or will have been when entered into, duly executed and delivered by each, and constitute, or will constitute when entered into, the valid and legally binding obligations of TJX and Seller, as the case may be, enforceable against TJX, or Seller in accordance with their respective terms, except as limited by (x) bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(y) equitable principles of general applicability. The execution, delivery and performance by TJX and Seller of this Agreement and the execution, delivery and performance by TJX and Seller of each other Transaction Agreement to which each is a party, and the consummation by TJX and Seller of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) conflict with, or result in any violation or breach of, or give rise to the right to terminate, accelerate or cancel any obligation under, or require the payment of any fee, or constitute a default under (i) any provision of the Certificate of Incorporation or By-laws of TJX or Seller, (ii) except as disclosed in Schedule 2.2, and except for such violations
                                    ------------
or conflicts which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, any agreement, contract, license, indenture or other instrument to which TJX or Seller is a party or by which any of them or any of their assets are bound or (iii) except for such violations or conflicts which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, any judgment, order, award, writ, decree, statute, law, ordinance, rule or regulation applicable to TJX or Seller or by which any of their assets are bound, or (b) except for such liens, charges or encumbrances which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, cause the creation of any lien (except as disclosed in Schedule 2.2), charge or encumbrance upon any of the
                        ------------
assets of Seller, (c) except as disclosed in Schedule 2.2 require the consent,
                                             ------------
waiver, approval or authorization of or any filing by any of them with any person or governmental authority (other than the filing of a premerger notification report under the HSR Act and, upon consummation of the transaction contemplated by this Agreement, a Current Report on Form 8-K under the Securities Exchange Act of 1934), other than such failures to obtain consent, waiver approval or authorization or such failures to file which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or (d) except as disclosed in Schedule 2.2, result in a loss or
                                      ------------
adverse modification of any license, permit, certificate, franchise or contract granted to or otherwise held by Seller or CDM which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided that no representation or warranty is made as to the transferability of any permit, license or similar right.

      2.3 Financial Statements; Absence of Undisclosed Liabilities.
          --------------------------------------------------------

          (a) TJX has furnished to Buyer (i) the consolidated audited financial statements of the Division as of and for the year ended January 27, 1996, including the statements of operations, statements of cash flows and balance sheets including the operating results of Seller and CDM; and (ii) the unaudited financial statements of the Division as of and for the twenty-six weeks ended July 27, 1996, including the statements of operations, statements of cash flows and balance sheets including the operating results of Seller and CDM (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied and, in the case of the unaudited financial statements, consistently with the audited financial statements, except for changes expressly noted therein, and present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Division as of the dates and for the periods covered thereby, subject, in the case of interim financials, to the absence of footnotes and to customary year-end audit adjustments.

          (b) Immediately prior to the Closing, the Division will not have any liabilities or obligations of a nature required by generally accepted accounting principles to be reflected on a balance sheet or in notes thereto, except in each case (i) for liabilities incurred in the ordinary course of business after July 27, 1996 and not required to be reflected on a balance sheet, (ii) as set forth or reflected in the Financial Statements or the Seller Net Assets Statement (or described in the notes thereto) or
     (iii) as disclosed in the Schedule 2.3 hereto or as expressly contemplated
                               ------------
     in this Agreement.

      2.4 Title to Assets.  Seller will as of the Closing have, and upon the
          ---------------
Closing will convey to Buyer, good and valid title to all assets (other than the Fee Property, which is addressed below) reflected on the Seller Net Assets Statement, in each case free and clear of all mortgages, liens, security interests or encumbrances of any nature whatsoever except (i) such as are disclosed in the notes to the Financial Statements or on Schedule 2.4 hereto,
                                                         ------------
(ii) liens and other encumbrances securing Debt reflected on the Seller Net Assets Statement, (iii) mechanics', carriers', workmen's, repairmen's, landlords' or other like liens arising or incurred in the ordinary course of business, (iv) liens for Taxes, assessments and other governmental charges which are not due and payable or which may thereafter be paid without penalty (provided adequate accruals therefor are reflected on the Seller Net Assets Statement), (v) liens and other encumbrances arising through Buyer or its affiliates, and (vi) other imperfections of title or encumbrances which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect (the encumbrances referred to in the foregoing clauses
(i)-(vi) being "Permitted Liens"). Each such asset has been maintained in accordance with past practice, and is usable in the ordinary course of business in accordance with past practice, other than such failures to conform with the foregoing standard which individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Such assets, together with the services currently provided by TJX and its Affiliates to the Division and the assets conveyed to Buyer pursuant to the CDM Agreement, are, when utilized by a labor force substantially similar to that employed by Seller on the date hereof and when furnished adequate working capital, adequate to conduct the business operations currently conducted by the Division.
Schedule 2.4 contains a true and complete list of all real property (together
------------
with a list of all leases, subleases and material amendments thereto) which is used in connection with the Business and/or which Seller or CDM owns in fee (such real property owned in fee being the "Fee Property"). Except as set forth on Schedule 2.4, neither Seller nor CDM owns, occupies, leases, subleases,
         ------------
operates or holds any options or interests in any real property (including, solely for purposes of this sentence, the Excluded Assets). Seller and CDM have good, valid, leasehold title to all property leased by them from third parties and good and marketable title in fee simple to the Fee Property, in each case free and clear of all liens, security interests and other encumbrances, except for Permitted Liens. Except as to matters which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, each lease, sublease or other agreement (collectively, the "Leases") set forth in
Schedule 2.4 (or required to be set forth in Schedule 2.4) is in full force
------------                                 ------------
and effect; all rents and additional rents due to date on each such Lease have been paid or properly accrued for; in each case, the lessee has been in peaceable possession since the commencement of the original term of such Lease and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and except as set forth in Schedule 2.4 or as
                                                           ------------
set forth in a separate letter between the parties of even date herewith referring to this Section 2.4, there exists no event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such Lease.  Schedule 2.4 also lists all material Transferred Leases.
                   ------------


      2.5 Tax Matters.  Except as set forth in Schedule 2.5:
          -----------                          ------------

          (a) All Returns required to be filed on or before the date hereof by, or with respect to Seller or CDM have been duly and timely filed (taking into account extensions); and Seller and CDM have timely paid, withheld or made provision for all Taxes shown as due and payable on any such Returns.

          (b) Each of Seller and CDM is a member of the TJX Affiliated Group, and the TJX Affiliated Group files a consolidated federal Income Tax Return.

          (c) No assessment or deficiency for Taxes which has not been paid has been made or proposed against Seller or CDM, nor are any of the Returns now being or, to the best knowledge of Seller and TJX, threatened to be examined or audited, and no consents waiving or extending any applicable statutes of limitations for the Returns, or any Taxes required to be paid thereunder, have been filed. Seller, CDM or TJX shall promptly notify Buyer of any notice of pending action or proceeding involving Taxes relating to Seller or CDM between the date hereof and the date of the Closing. All deficiencies for Taxes determined as a result of any past completed audit have been satisfied. Seller has delivered or made available to Buyer complete and correct copies of all audit reports and statements of deficiencies with respect to any Tax assessed against or agreed to by Seller, CDM or TJX for the three most recent taxable periods for which such audit reports and statements of deficiencies have been received with respect to Seller or CDM.

          (d) Seller and CDM have collected the Transfer Taxes shown on the Returns provided to Buyer and have remitted such amounts shown to be due to the appropriate governmental authorities.

          (e) None of the assets of Seller or CDM are subject to any liens in respect of Taxes (other than for current Taxes not yet due and payable).

          (f) Neither Seller nor CDM has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

          (g) Seller has delivered to Buyer (or made available to Buyer as part of the diligence process) complete and correct copies of all state, local and foreign income or franchise Tax Returns filed by Seller or CDM for the three most recent taxable years for which such Tax Returns have been filed immediately preceding the date of this Agreement. Other than with respect to Taxes shown on Tax Returns described in this clause, neither Seller nor CDM is subject to any Tax imposed on net income in any jurisdiction or by any taxing authority.

      2.6 Contracts.  Schedule 2.6 contains a true and complete list of all
          ---------   ------------
contracts, agreements, deeds, indentures, notes, letters of credit, mortgages, leases, licenses, instruments, commitments, sales orders, purchase orders, quotations, bids, undertakings, arrangements or understandings, written or oral (each, a "Contract") of the types described below to which or by which Seller or CDM is a party or otherwise bound or to which or by which any of Seller's or CDM's assets are subject or bound and in effect on the date hereof, not including any Excluded Liabilities (Contracts of the type described below, collectively, the "Contractual Obligations").

          (a) All collective bargaining agreements and other labor agreements; all employment or material consulting agreements; and all other plans, agreements or arrangements that constitute compensation or benefits to any of the directors, officers or employees of Seller or CDM, except to the extent any of the foregoing constitute an Employee Plan;

          (b) All Contracts under which Seller or CDM is or will after the Closing be restricted from carrying on any business or other activities anywhere in the world;

          (c) All Contracts (including, without limitation, options) to sell or otherwise dispose of any assets except in the ordinary course of business or to purchase or otherwise acquire any property or properties or other assets except pursuant to purchase orders for inventory and other arrangements with suppliers in the ordinary course of business, other than Contracts with respect to assets or properties having individual values of less than $150,000 individually or $1,000,000 in the aggregate or Contracts involving liabilities or obligations of the Division of less than $150,000 individually or $1,000,000 in the aggregate;

          (d) All Contracts under which Seller or CDM has any liability for Debt or obligation for Debt or constituting or giving rise to a Guarantee by Seller or CDM of any liability or obligation of any Person (including, without limitation, partnership and joint venture agreements) other than
     (i) Debts or Guarantees individually involving liabilities or obligations of the Division of less than $100,000 individually or $1,000,000 in the aggregate, (ii) Excluded Liabilities, and (iii) arrangements with suppliers in the ordinary course of business.

          (e)  All leases (except as set forth in Schedule 2.4) or other
                                                  ------------
     Contracts under which any tangible personal property (other than inventory) having a cost or capital lease obligation in excess of $150,000 individually or $1,000,000 in the aggregate is held or used by Seller or CDM;

          (f)  All Contracts to lease or sublease (as lessor) any real property;

          (g) All Contracts whereby Seller or CDM has agreed to purchase any property (other than inventory) individually involving liabilities of the Division in excess of $150,000 individually or $1,000,000 in the aggregate which extend beyond 12 months and are not terminable by Seller or CDM without penalty within 12 months; and

          (h) Each other Contract (other than Contracts of the type described in (a) through (g) of this Section 2.6 or listed on Schedule 2.4) not in
                                                        -------------
     the ordinary course of business that involves liabilities or obligations of the Division in excess of $200,000 individually or $1,000,000 in the aggregate.

     Seller has heretofore made available to Buyer for inspection a true and complete copy of each of the Contractual Obligations referred to in (a) through
(h) above. To the knowledge of TJX, each such Contract is valid, binding and enforceable against each party thereto, except where the failure to be valid, binding or enforceable would not reasonably be expected to have a Material Adverse Effect. Neither Seller nor CDM nor, to the knowledge of TJX, any third party is in default under or in breach or violation of, nor has an event occurred that (with or without notice, lapse of time or both) would constitute a default by Seller or CDM or, to the knowledge of TJX, any third party of the Contractual Obligations, other than defaults, breaches or violations of such Contractual Obligations which are disclosed in Schedule 2.2 or which, individually or in the aggregate,
                       ------------
would not reasonably be expected to have a Material Adverse Effect. Neither Seller nor CDM has received or given notice of any such breach, default or event of default.

      2.7 Compliance with Laws.  The Division has all requisite licenses,
          --------------------
permits and certificates (all of which are in full force and effect), including health and safety permits, from federal, state and local authorities necessary to conduct its business and own, operate and lease its assets (collectively, the "Permits"), except for such failures to so have which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of TJX, the Division is not in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, sanitation or safety matters, but excluding Environmental Law which is governed by Section 2.16) relating to its assets or business, except for such violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. None of such licenses, permits or certificates will be impaired as a result of the transactions contemplated by this Agreement, except as disclosed in Schedule 2.7
                                                                    ------------
or except in any case that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither Seller nor CDM has received any notice to the effect that, or otherwise been advised that, it is not in compliance with, or that it is in violation of, any such federal, state or local license, permit or certificate in a manner that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      2.8 Employee Relations. Except as set forth on Schedule 2.8:  (i) none of
          ------------------                         ------------
the employees of the Division is represented by any labor union; (ii) there is no unfair labor practice charge or complaint or enforceable decision and order against Seller or CDM pertaining to current or former employees of the Division pending before the National Labor Relations Board (the "NLRB"), the Equal Employment Opportunity Commission, the Department of Labor, OSHA, or any other state or local agency, or relating to the Fair Labor Standards Act; and (iii) there is no pending labor strike or, to the knowledge of TJX, labor organizing activity affecting the Division.

      2.9 Absence of Certain Changes or Events.  Except as set forth on Schedule
          ------------------------------------                          --------
2.9 or except as contemplated by this Agreement, since July 27, 1996, the
---
business of the Division has been conducted in the usual and ordinary course consistent with past practice. Except as set forth on Schedule 2.9 and except
                                                       ------------
to the extent that any of the following events relate to Excluded Assets or Excluded Liabilities, since July 27, 1996 neither Seller nor CDM has:

          (a) made any capital expenditures or commitments with respect thereto except routine expenditures for repairs and maintenance and except in an aggregate amount substantially consistent with the Committed Capital Budget Status Report dated as of

     October 15, 1996 (under the column "FYE 1/97 Capital Plan") which has been previously provided to Buyer (the "Capital Budget Plan");

          (b) incurred or otherwise become liable in respect of any Debt or become liable in respect of any Guarantee, other than (A) Excluded Liabilities, (B) arrangements with suppliers in the ordinary course of business and (C) Debts or Guarantees, individually involving liabilities or obligations of the Division of less than $100,000 individually or $500,000 in the aggregate;

          (c) mortgaged or pledged any of its assets or subjected any of its assets to any lien or encumbrance;

          (d) sold, leased to others or otherwise disposed of any of its assets except in the ordinary course of business and consistent with past practice;

          (e) purchased any equity security of any Person (other than the Trade Name Sub) or any assets (other than inventory) constituting all or substantially all of a business, or been party to any merger, consolidation or other business combination or entered into any Contractual Obligation relating to any such purchase, merger, consolidation or business combination;

          (f) made any loan, advance or capital contribution to or investment in any Person other than loans, advances or capital contributions to or investments in or to Seller, CDM, the Trade Name Sub, TJX or any of its Affiliates, and other than anticipation payments for supplies or loans or advances to employees in the ordinary course of business;

          (g) canceled or compromised any Debt or claim other than in the ordinary course of business and other than any intercompany advances or claims between Seller and its affiliates;

          (h) made or agreed to make any material change in its customary methods of accounting or accounting practices;

          (i) settled or agreed to settle any material cause of action or suit (in contract or tort or otherwise), arbitration, process or investigation by or before any governmental authority;

          (j) amended, canceled or terminated any Contract, license or other instrument material to either, except in the ordinary course of business and except for the termination, at the time of Closing, of intercompany advance arrangements;

          (k) made any material revaluation of the assets of Seller and CDM, including without limitation, any material write-offs, material increases or decreases in any reserves except in the ordinary course of business and consistent with past practice, or any write up of the value of inventory, property, plant, equipment or any other asset;

          (l) suffered any other event or condition of any character which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (m) failed to pay or discharge when due or in accordance with past practices any material liabilities except for liabilities which are being contested in good faith;

          (n) made any material change to its catalog and prospect mailings from the planned advertising and mailings program described in the Catalog Plan entitled "Remaining 1996 Chadwick's Mailings" (the "Catalog Plan") which has been previously provided to Buyer; provided that for purposes of this paragraph (n), material change shall be limited to any one or more of the following events: (A) canceling a planned catalog edition; (B) a material reduction in the circulation of any catalog; (C) a material reduction in the level of prospecting in a particular season (which for purposes of this paragraph (xiv) shall consist of Spring, Summer, Fall, Winter and holiday); or (D) a material change in the number of pages of any catalog edition;

          (o) maintained its property, plant and equipment other than in accordance with past practice;

          (p) had any material change in its relationships with its employees, agents, customers or suppliers;

          (q) made any changes in the rate of compensation payable (or paid or agreed or orally promised to pay, conditionally or otherwise, any extra compensation) to any director, officer, manager, employee, consultant or agent of Seller (other than increases or bonuses granted in the ordinary course of business and consistent with past practices, which increases as in the aggregate would not reasonably be expected to have a Material Adverse Effect); or

          (r) made any material addition to or material modification of any Employee Plan other than additions or modifications that are also applicable to other divisions or subsidiaries of TJX or necessary to consummate the transactions contemplated hereby.

Since July 27, 1996, none of TJX, Seller or CDM has entered into any Contractual Obligation (and TJX has not entered into any Contractual Obligation obligating Seller or CDM) to do any of the things referred to in clauses (a) through (g) and (j) above with respect to Seller or CDM.

      2.10 Trade Names and Other Intangible Property.  Schedule 2.10 contains a
           -----------------------------------------   -------------
true and complete list of all registered and, to the knowledge of TJX, unregistered trademarks, trade names and service marks and applications therefor owned by or licensed to TJX, Seller, the Trade Name Sub or CDM and used in the Business as presently conducted by the Division, other than certain marks and names the use of which is not material to the Division. Except as disclosed on
Schedule 2.10, to the knowledge of TJX, Seller, the Trade Name Sub or CDM owns
-------------
or has the right to use all trademarks, trade names and service marks identified on Schedule 2.10, except for such failures to own or have the right to use as in
   -------------
the aggregate would not reasonably be expected to have a Material Adverse Effect. Each Contract that involves liabilities or obligations of the Division to any third party in excess of $150,000 for the use of trademarks, trade names or service marks is listed on Schedule 2.10.
                              -------------

     Except as set forth on Schedule 2.10,  (a) to the knowledge of TJX, no
                            -------------
other person has made a written claim that is currently unresolved that such other person is the legal owner of any of the trademarks, trade names and service marks listed on Schedule 2.10; (b) TJX, Seller, the Trade Name Sub and
                        -------------
CDM, and each of them, has the right to transfer the right to use all of the trademarks, trade names and service marks listed on Schedule 2.10 for use by
                                                    -------------
Buyer in the conduct of the Business as is presently conducted; and (c) none of TJX, the Trade Name Sub or Seller have granted any license or right to use any of the trademarks, trade names and service marks identified in Schedule 2.10 to
                                                               -------------
any other Person other than as set forth on Schedule 2.10.
                                            -------------

      2.11 Employee Benefit Plans.
           ----------------------

          (a)  Plans.  Schedule 2.11 contains a true and complete list of all
               -----   -------------
     bonus, stock bonus, stock option, stock purchase, vacation pay, holiday pay, dependent care assistance, pension, profit sharing, retirement, deferred compensation, excess benefit, health insurance, life insurance, disability, severance pay, salary continuation and other similar retirement, welfare or fringe benefit plans, whether or not reduced to writing, in which any employees of the Division participate or under which any such employees have accrued and remain entitled to a benefit and which are maintained (or to which contributions currently are made or required to be made) by Seller or by any other member (hereinafter, "Benefit Plan Affiliate") of any controlled group of corporations, group of trades or businesses under common control, or affiliated service group of which Seller is also a member, which group would be treated as a single employer under Section 414(b), (c) or (m) of the Code (the "Employee Plans"). Each Employee Plan (other than any such plan that is a multiemployer plan) described in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") is herein referred to as an "Employee Welfare Plan" and each Employee Plan (other than any such plan that is a multiemployer plan) described in Section 3(2) of ERISA is herein referred to as an Employee Pension Plan. The Employee Welfare Plans and Employee Pension Plans are herein referred to collectively as the "ERISA Plans". With respect to Employee Plans other than multiemployer plans, Seller has provided or made available to Buyer a copy of each such plan (including amendments and related funding agreements) that has been reduced to writing, a description of each such plan (including amendments) that has not been reduced to writing, the current Summary Plan Description for each such plan that is an ERISA Plan, the most recent Internal Revenue Service determination letter for each such plan that is intended to be qualified under Section 401(a) of the Code, and, where applicable, the most recent Form 5500 filed with respect to each such plan.

          (b)  ERISA Plans.  Each Employee Pension Plan that is intended to be
               -----------
     qualified under Section 401(a) of the Code is so qualified. Each ERISA Plan has been administered in all material respects in accordance with its terms and applicable law. Neither Seller nor any Benefit Plan Affiliate has incurred any liability under Title IV of ERISA (other than for the payment of PBGC premiums in the normal course) with respect to any ERISA Plan, nor to the knowledge of the TJX has any event occurred that would give rise to any such liability.

          (c)  Multiemployer Plans.  Except as set forth on Schedule 2.11, none
               -------------------                          -------------
     of the Employee Plans is a multiemployer plan.

          (d)  Lawsuits, etc..  Except as set forth on Schedule 2.11 and except
               --------------                          -------------
     for matters that would not reasonably be expected to have a Material Adverse Effect, there are no lawsuits or claims (other than claims for benefits in the normal course and domestic-relations litigation involving the assignment of benefits) pending or, to the knowledge of TJX, threatened with respect to benefits under any Employee Plan, nor is there any pending or, to the knowledge of TJX, threatened governmental audit or similar investigation relating to any Employee Plan.

      2.12 Transactions with Affiliates.  Except as disclosed in Schedule 2.12,
           ----------------------------                          -------------
as set forth in any Transaction Agreement or as expressly contemplated hereunder, no officer or director of TJX, Seller, the Trade Name Sub or CDM nor any "Related Party" of TJX is a party to any material transaction with Seller or CDM, including, without limitation, any contract, agreement or other arrangement providing for the rental of real or personal property from, or otherwise requiring payments to, any Related Party, which will be in effect immediately after the Closing. Except as set forth in Schedule 2.12, no employee of Seller,
                                           -------------
the Trade Name Sub, CDM nor any Related Party of TJX is indebted in an amount greater than $50,000 to Seller, CDM or the Trade Name Sub except for advances made in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor and none of Seller, CDM or the Trade Name Sub is indebted to any such employee or Related

Party of TJX other than for compensation for services rendered or reimbursable business expenses as an employer and other than for any claims which are subject to Section 2.14.

      2.13 Insurance.  TJX or Seller maintains and will continue until the
           ---------
Closing to maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in TJX's judgment, reasonable for the business and assets of the Division. A true and complete list of such insurance policies is set forth on
Schedule 2.13.  All of such policies are sufficient for compliance with all
-------------
requirements of law and all contracts, leases and other agreements to which Seller or any subsidiary is a party except where any such insufficiencies would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      2.14 Litigation.  Except as set forth on Schedule 2.14, neither Seller nor
           ----------                          -------------
CDM is a party to any litigation, suit, action, investigation, proceeding, unfair labor practice complaint or grievance or controversy before any court, administrative agency or other governmental authority relating to or affecting the assets of the Division. Except as set forth on Schedule 2.14, to the
                                                    -------------
knowledge of TJX, neither Seller nor CDM is threatened with, and none of the assets of the Division are subject to, any litigation, suit, action, investigation, proceeding, unfair labor practice complaint or grievance or controversy before any court, administrative agency or other governmental authority relating to or affecting the assets of the Division that would
reasonably be expected to have a Material Adverse Effect.    To the knowledge of
TJX, the Division is in compliance with all judgments, orders, writs, injunctions or decrees of any court, administrative agency or governmental authority to which the Division or its assets are subject, except for such failures to be in compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There are no such actions, proceedings or investigations pending or, to the knowledge of TJX, threatened against Seller or CDM, or, to the knowledge of TJX, pending or threatened against any other party challenging the validity or propriety of the transactions contemplated by this Agreement other than from the failure to obtain consents which are not a condition to Buyer's closing hereunder (which latter challenges that are known by TJX shall be included in an updated Schedule
                                                                        --------
2.14 furnished to Seller immediately prior to the Closing solely for
----
informational purposes).

      2.15 Regulatory Approvals.  All governmental consents, approvals,
           --------------------
authorizations and other requirements prescribed by any law, rule or regulation that must be obtained or satisfied by Seller or CDM and are necessary for the consummation of the transactions contemplated by this Agreement, have been, or will be prior to the Closing, obtained and satisfied, except for such failures to be so obtained or satisfied which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      2.16 Environmental Matters.  Except as set forth on Schedule 2.16, to the
           ---------------------                          -------------
knowledge of TJX, each of Seller and CDM has operated in compliance in all respects with, and has no liability under, any applicable federal, state and local environmental protection, pollution control, occupational, health and safety or similar laws, statutes, rules, regulations, ordinances, restrictions, licenses and permits (collectively, the "Environmental Law"), except for such noncompliances which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 2.16, to the knowledge of TJX, there has not been any and
             -------------
there is no past or continuing release or threat of release, generation or discharge of any hazardous or toxic substance, including without limitation a "hazardous substance" as defined in 42 U.S.C. (S) 9601(14) and asbestos, PCB's, oil, gasoline and other petroleum-based substances (each, a "Hazardous Substance"), into the environment at, on or from any property currently or previously leased, owned, occupied or operated by either Seller or CDM, except for such releases, generations and discharges as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of TJX, except as set forth on Schedule 2.16 there have been
                                                -------------
no Hazardous Substances generated by Seller or CDM that have been disposed of or come to rest at any site that has been included in the National Priority List or analogous state or local site list and none of Seller or CDM has been alleged to be in violation of, or been subject to any administrative or judicial proceeding pursuant to any Environmental Law. TJX has delivered to Buyer copies of all environmental audits or other studies or reports that assess environmental conditions at any property currently or previously leased, owned, occupied or operated by Seller or CDM.

      2.17 Inventory.  Except as disclosed in the Financial Statements or on
           ---------
Schedule 1.4B, the value at which the Inventory of Seller and CDM is carried on
(a) the July 27, 1996 consolidated balance sheet included in the Financial Statements (the "Balance Sheet") and (b) the Closing Balance Sheet reflects or will reflect the customary inventory valuation policies of Seller (including the establishment of reserves) and is in accordance with GAAP consistently applied. Since July 27, 1996, Seller and CDM have continued to replenish their inventory in the ordinary course of business consistent with past practice, and have not made any material change in their inventory policies or procedures, except for changes regarding the liquidation of merchandise as disclosed in Schedule 2.17.
                                                                 -------------

      2.18 Accounts Receivable.  All accounts receivable (excluding Deferred
           -------------------
Payment Receivables) reflected on the Balance Sheet are collectible at the aggregate recorded amounts thereof and all accounts receivable (excluding Deferred Payment Receivables) acquired since the date of the Balance Sheet are collectible at the aggregate recorded amounts thereof, in all cases net of reserves therefor.

      2.19 Disclosure. The October 15, 1996 draft form of preliminary prospectus
           ----------
of Chadwick's furnished to Buyer does not contain any misstatement of material fact or omit to state any material fact necessary to make the statements made therein, in light of the context in which they are made, not misleading.

      2.20 Investment Intent, Related Matters.  Seller is acquiring the Buyer
           ----------------------------------
Notes for Seller's own account and Seller has the present intention of holding the Buyer Notes for investment purposes and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing or otherwise disposing of the Buyer Notes. Seller is an "accredited investor" as that term is defined in Regulation D under the Securities Act. Seller understands that the Buyer Notes have not been registered under the Securities Act and may be transferred only pursuant to registration thereunder or an exemption therefrom.

 3.  REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyer hereby represents and warrants to TJX and Seller as follows:

      3.1 Organization. Buyer is a limited partnership duly organized, validly
          ------------
existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own its properties and to carry on its business as now being conducted. A certified copy of the Certificate of Limited Partnership of Buyer, as amended to date, has been previously delivered to Seller and is complete and correct.

      3.2 Authorization; No Violation.  Buyer has full power and authority to
          ---------------------------
execute and deliver this Agreement and the other agreements provided for herein, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated on its part hereby and thereby. The execution and delivery of this Agreement and other Transaction Agreements by Buyer, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all requisite partnership action on the part of Buyer. This Agreement and each other Transaction Agreement have been or will have been when entered into duly executed and delivered by Buyer, and constitute or will constitute when entered into the valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as limited by (i) bankruptcy, insolvency or similar laws affecting creditor's rights generally and (ii) equitable principles of general applicability. The execution, delivery and performance of this Agreement and each other Transaction Agreement, and the consummation by Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any material law, rule or regulation applicable to Buyer; (b) violate the provisions of Buyer's Agreement of Limited Partnership; (c) violate any material judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of Buyer pursuant to, any indenture, mortgage, deed of trust or other material agreement or instrument to which it or its properties is a party or by which Buyer is or may be bound, except for such violations, conflicts, defaults or the like which, individually or in the aggregate, would not reasonably be expected to have a Buyer's Material Adverse Effect.

      3.3 Regulatory Approvals.  All material consents, approvals,
          --------------------
authorizations and other requirements prescribed by any material law, rule or regulation that must be obtained or satisfied by Buyer and are necessary for the consummation of the transactions contemplated by this Agreement have been, or will be prior to the Closing, obtained and satisfied, except for such failures to so obtain or satisfy which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect, on the assets, business operations, financial condition or results of operation of Buyer ("Buyer's Material Adverse Effect").

      3.4 Litigation.  Buyer is not a party to, nor, to the knowledge of Buyer,
          ----------
has been threatened with, and none of the assets of Buyer are subject to, any litigation, suit, action, investigation, proceeding, unfair labor practice complaint or grievance or controversy before any court, administrative agency or other governmental authority relating to or affecting the assets of Buyer that would reasonably be expected to have a Buyer's Material Adverse Effect. To the knowledge of Buyer, Buyer is in compliance with all judgments, orders, writs, injunctions or decrees of any court, administrative agency or governmental authority to which Buyer or its assets are subject, except for such failures to be in compliance which, individually or in the aggregate, would not reasonably be expected to have a Buyer's Material Adverse Effect. Except for any failure to obtain any consent which is not a condition to the Closing hereunder by Seller, there are no such actions, proceedings or investigations pending or, to the knowledge of Buyer, threatened against Buyer, or, to the knowledge of Buyer, pending or threatened against any other party challenging the validity or propriety of the transactions contemplated by this Agreement.

      3.5 Financial Statements.  Attached hereto as Schedule 3.5 are (i) the
          -------------------                       ------------
audited consolidated financial statements of Buyer as of and for the year ended February 3, 1996, including the statements of operations, statements of cash flows and balance sheets, and (ii) the unaudited financial statements of Buyer as of and for the twenty-six weeks ended August 3, 1996, including the statements of operations, statements of cash flows and balance sheets, (the "Buyer's Financial Statements"). Buyer's Financial Statements have been prepared in accordance with generally accepted accounting principles applied consistently with Buyer's past practices and accounting policies, except for changes expressly noted therein, and present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of Buyer as of the dates and for the periods covered thereby, subject, in the case of interim financials, to the absence of footnotes and to customary year-end adjustments.

      3.6 Absence of Certain Changes.  Since August 3, 1996, Buyer has not
          --------------------------
suffered any event or condition of any character which in any one case or in the aggregate has had a material adverse effect, or any event or condition which individually or in the aggregate has or would reasonably be expected to have a Buyer's Material Adverse Effect; it being understood that Buyer has incurred or expects to incur Debt in order to finance the transactions contemplated by this Agreement.

      3.7 Financing.  Buyer has received and delivered to Seller firm commitment
          ---------
letters from certain financing parties (the "Financing Parties") dated as of the date hereof (the "Financing Commitments"), with respect to debt and equity financing in an amount sufficient to enable Buyer to pay the Estimated Cash Purchase Price. Such Financing Commitments have not been altered or amended and are in full force and effect.

      3.8 Partnership Documents.  A copy of each of the Agreement of Limited
          ---------------------
Partnership dated as of August 30, 1993 and each of Amendments Nos. 1 through 7 thereto of Buyer have been previously delivered to TJX and Seller, each such document is complete and correct, and except for such Amendments Nos. 1 through 7 there are no amendments or modifications to Buyer's Agreement of Limited Partnership.

      3.9 Disclosure.  The October 17, 1996 draft form of preliminary prospectus
          ----------
of Buyer furnished to TJX and Seller does not (without giving effect to the transactions contemplated by this Agreement) contain any misstatement of material fact or omit to state any material fact necessary to make the statements made therein, in light of the context in which they are made, not misleading.

 4.  ACCESS TO INFORMATION, ETC.; PUBLIC ANNOUNCEMENTS.

      4.1 Access to Information, Etc.  From the date of this Agreement until the
          --------------------------
Closing or any earlier termination of this Agreement, TJX and Seller shall afford the officers, attorneys, accountants, Financing Parties and other authorized representatives and professionals of Buyer access upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records (including information with respect to customer lists, but not the identities of individual customers on such lists) of TJX and Seller relating to the business of the Division, so that Buyer may have full opportunity to make such investigation as it reasonably desires of the management, business, properties and affairs of the Division, and Buyer shall (at its expense) be permitted to make abstracts from, or copies of, all such books and records. TJX and Seller shall furnish to Buyer such financial and operating data and other information as to the assets and the business of the Division as Buyer shall reasonably request. The foregoing shall not limit the Buyer's obligations under that certain Confidentiality Agreement dated as of July 20, 1995, as amended, by and between TJX and Buyer (the "Confidentiality Agreement").

      4.2 Public Announcements.  The parties agree that prior to the Closing,
          --------------------
except as otherwise required by law, any and all public announcements or other public communications concerning this Agreement and the transactions contemplated hereby shall, unless required under applicable securities laws, be subject to the approval of all parties, which approval shall not be unreasonably withheld.

 5.  COVENANTS OF THE PARTIES.

      5.1 Conduct of Business.      Except as set forth in Schedule 5.1 or as
          -------------------                              ------------
otherwise contemplated by this Agreement, prior to the Closing Seller shall carry on the business of the Division in the ordinary course consistent with past practice. Without limiting the foregoing, prior to the Closing, except as set forth in Schedule 5.1 or as otherwise
                                             ------------
contemplated hereby, Seller shall and it shall cause CDM to (except with the prior written consent of Buyer):

          (a) not take any action to amend the Certificate of Incorporation or By-laws of Seller or CDM other than such amendments which will not adversely affect Seller's obligations hereunder;

          (b) not mortgage, pledge, or subject to any lien, charge or any other encumbrance any of the assets of the Division except in the ordinary course of business consistent with past practice;

          (c) not sell, assign, or transfer any of the assets of the Division except in the ordinary course of business consistent with past practices;

          (d) not merge or consolidate with or into any corporation or other entity;

          (e) not enter into any lease for which the aggregate estimable rental liability of such lease is greater than $150,000, other than (i) leases entered into in the ordinary course of business consistent with past practice that do not involve real estate and (ii) those leases reflected in the Capital Budget Plan;

          (f) not materially alter the terms, status or funding condition of any Employee Plan with respect to any employees of the Division except for such alterations that are also applicable to other divisions or subsidiaries of TJX or are necessary to consummate the transactions contemplated hereby;

          (g) not settle any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority except for such litigation, suit, action, investigation or proceeding that individually would not result in liabilities of the Division in excess of $250,000; and

          (h) use its commercially reasonable efforts to preserve intact its business organization and use its commercially reasonable efforts consistent with past practices to keep available the services of its employees and to preserve the goodwill of its business relationships with, including, without limitation, its suppliers;

          (i) not make any material change to its catalog and prospect mailings from the planned advertising and mailing program described to Buyer in the Catalog Plan; provided that for purposes of this Section 5.1(i), material change shall mean one of the following events: (A) canceling a planned distribution of catalogs; (B) material reduction in the circulation of any catalog; (C) material reduction in the level of prospecting in a particular season (which purposes for this paragraph (i) shall consist of spring, summer, fall, winter and holiday); or (D) material change in the number of pages of any catalog edition; or

          (j) not make any material change in its program of maintenance for its property, plant and equipment, and continue substantially to follow the Capital Budget Plan;

          (k) continue to replenish and maintain the inventory of the Business in a normal and customary manner, consistent with the current practices of the Business;

          (l) use their commercially reasonable efforts (without cost to either of them or TJX and its other affiliates) to obtain any consents or approvals required under any Contracts (including customer contracts) or otherwise that are necessary to complete the transaction or to avoid a default under any such Contracts;

          (m) pay or discharge when due all material liabilities in accordance with past payment practices except for liabilities that are contested in good faith;

          (n) not terminate the employment by Seller of any Management Employee without the consent of Buyer, such consent not to be unreasonably withheld, provided that if Buyer shall not respond to a request from Seller for such consent within five business days of its receipt of such request from Seller, such consent shall be deemed to have been given, and provided further that if Seller shall terminate the employment of any Management Employee over the reasonable objection, or without seeking consent, of Buyer, the sole consequence under this Agreement of such termination shall be that all liabilities and obligations of Seller to such terminated Management Employee shall be Excluded Liabilities; and

          (o)  not commit or agree to do any of the foregoing in the future.

      5.2 Compliance with Laws.  Prior to the Closing, Seller will comply, and
          --------------------
will cause CDM to comply, with all laws and regulations which are applicable to it, the ownership of its assets or to the conduct of its business and will perform and comply with all contracts, commitments and obligations by which it is bound, except in each case for failures to so comply or perform as in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      5.3 Continuing Obligation to Inform.  From time to time prior to the
          -------------------------------
Closing, TJX and Seller will deliver or cause to be delivered to Buyer material supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty in this Agreement or any information contained in any Schedule or Exhibit inaccurate or incomplete in any material respect at any time after the date hereof until the Closing. If Buyer receives any such supplemental information prior to the Closing, Buyer shall have the right to review such supplemental information for a period of five days from the receipt thereof and to object to any item of such supplemental information which was not contained in this Agreement or in the Schedules or Exhibits attached hereto within such five day period if such item is material to the Division taken as a whole. Any such objection shall be set forth in writing and shall state in detail the basis for such objection. If Buyer objects to any such item on the basis set forth above within such five day period then Buyer shall have as its sole remedy hereunder the option to terminate the Agreement within such five day period or to proceed with the Closing and, upon the Closing, Buyer shall be conclusively deemed to have waived all claims hereunder relating to such misrepresentation or breach of warranty (unless such supplemental information arises from a breach of a covenant under this Agreement by TJX or Seller, in which event Buyer may pursue the remedies available to it pursuant to this Agreement as limited by Section 9.6). If Buyer does not object within such five day period, such supplemental information shall be incorporated into this Agreement.

      5.4   Union Agreement.  Seller and Buyer shall negotiate in good faith
            ---------------
with Local No. 313 of the International Ladies Garment Worker's Union AFL-CIO (the "Union") to enable Buyer to assume all Seller's obligations under the agreement dated as of January 1, 1995 between NBC Distributors Inc., Avon Trading Corporation, Seller and the Union (the "Union Agreement") and in connection therewith to amend the Union Agreement as set forth on Schedule 5.4.
                                                                  ------------
Subject to obtaining consent of the Union to Buyer's assumption of the Union Agreement with the Union's agreement to amend the Union Agreement as set forth on Schedule 5.4, effective upon the Closing, Buyer shall become a successor
   ------------
employer to Seller and shall assume all of Seller's obligations under the Union Agreement as so consented to (the "Assumed Union Agreement").

     Each of the parties hereto agrees that Section 4204 of ERISA shall apply to the transactions described herein, and each of the parties hereto agrees it shall at all times take any and all necessary actions to meet the requirements of Section 4204 of ERISA, including, without limitation, as follows:

     (a) Effective upon the Closing, Buyer shall adopt and assume all Seller's obligations under the multiemployer plan referred to in the Union Agreement (the "Multiemployer Plan"), including, without limitation, the obligation to contribute to the Multiemployer Plan. Buyer shall contribute to the Multiemployer Plan, with respect to Employees of the Business, for substantially the same number of "contribution base units" (as defined in Section 4001(a)(11) and 4204(a)(1)(A) of ERISA) for which Seller has an obligation to contribute with respect to the Multiemployer Plan immediately prior to the Closing.

     (b) Buyer shall take all action necessary to comply with Section 4204 of ERISA with respect to the Multiemployer Plan and furnish proof of such compliance to Seller. Such compliance shall include, without limitation, the posting of a bond or escrow (or letter of credit if acceptable to the Multiemployer Plan) within the time required by Section 4204(a)(1)(B) of ERISA for the Multiemployer Plan, in an amount, for the period of time, and in a form that complies with Section 4204(a)(1)(B) of ERISA, or within such time period obtaining a variance from such bonding or escrow requirement from the Multiemployer Plan or from the Pension Benefit Guaranty Corporation (the "PBGC") so that a transfer of contribution obligations to Buyer under the Multiemployer Plan with respect to employees of the Business does not result in a complete or partial withdrawal of Seller from the Multiemployer Plan under Sections 4203 or 4205 of ERISA, respectively.

     (c) Unless a variance is obtained from the applicable Multiemployer Plan or the PBGC, Seller agrees that if Buyer completely or partially withdraws (within the meaning of Sections 4203 or 4205 of ERISA) from the Multiemployer Plan with respect to contribution base units made on behalf of employees of the Business during the five plan years of the Multiemployer Plan beginning after the Closing, Seller shall be secondarily liable, and Buyer shall be primarily liable, to the Multiemployer Plan in an amount equal to the withdrawal liability Seller would have had to the Multiemployer Plan under Title IV of ERISA, as of the Closing, as a result of the sale of the Business (but for the application of Section 4204 of ERISA to such transaction).

     (d) With respect to the Multiemployer Plan, if at any time prior to the expiration of the fifth plan year of such Multiemployer Plan following the Closing, Seller is liquidated or any other event described in Section 4204(a)(3) of ERISA occurs, then Seller shall provide a bond or amount in escrow where required in accordance with Section 4204(a)(3) of ERISA.

      5.5 Customer Lists.
          --------------

     (a) TJX acknowledges and agrees that all customer lists and other current customer-related information acquired by Seller in the conduct of its business concerning the customers of Seller will upon the Closing be the sole property of Buyer and shall not be used by TJX or its Subsidiaries or disclosed by TJX or its Subsidiaries, except as provided in subsection (b) or as otherwise agreed to in writing by Buyer. Buyer acknowledges and agrees that all customer lists and other current customer-related information acquired by TJX in the conduct of its business concerning the customers of TJX and its Subsidiaries (other than Seller and CDM) are the sole property of TJX and its Subsidiaries and shall not be used by Buyer or its Subsidiaries or disclosed by Buyer or its Subsidiaries, except as otherwise provided in subsection (c) or as otherwise agreed to in writing by TJX.

     (b) TJX may use the Chadwick's "one million name" customer list currently in its possession for one currently planned credit card solicitation mailing and for reasonable associated followup telemarketing, provided that the telemarketing will not extend more than three months after completion of the mailing.

     (c) Buyer may use the TJX "large size" customer list currently in its possession for two catalog mailings and two associated remailings, provided that such mailings and remailings are completed prior to January 31, 1998.

     (d) Each of TJX and Brylane shall, upon completion of the activities permitted by paragraphs (b) or (c), as the case may be, promptly return to the other all copies (whether electronic or paper) of the relevant customer list.

      5.6 TJX D&B Guarantee.  TJX currently provides a guarantee of payment to
          -----------------
the Division's vendors through a Dun & Bradstreet notification. Buyer acknowledges that TJX intends to terminate such guarantee as to liabilities incurred by the Division after the Closing, at the earliest date such termination may become effective. Until such guarantee shall have been terminated, Buyer will not, and will not permit its Subsidiaries to, incur any obligations to vendors in excess of the aggregate amount customarily incurred by Seller.

      5.7 Non-Competition.
          ---------------

          (a) Effective from the date hereof, and for a period of five years thereafter, TJX and its subsidiaries, including without limitation Seller, shall not directly or indirectly participate in the ownership, management, operation or control of, or be connected as a partner, consultant, agent or otherwise with, or have any financial interest in (through stock or other equity ownership, investing of capital, lending of money or otherwise, although excluding passive ownership of less than ten percent of the outstanding equity in a company), alone or in association with others, any business (any such business, a "Competitive Business") that sells merchandise anywhere in the world through printed women's or men's apparel catalogs that are substantially similar to the catalogs currently distributed by Chadwick's (determined based on merchandise categories, merchandise quality and value-orientation); provided, however, that the foregoing shall not preclude TJX or any of its subsidiaries from engaging or participating in (i) the sale of merchandise through the Internet or other visual electronic media; (ii) print advertising of apparel or other merchandise sold through stores or visual electronic media, notwithstanding that items featured in such advertising may be ordered by mail, telephone, telecopy or electronically; or (iii) printed catalogs in which less than ten percent of the merchandise items are men's or women's apparel. Notwithstanding the foregoing, TJX or any of its subsidiaries may acquire stock or assets of a business that conducts a Competitive Business; provided, however, such Competitive Business accounts for less than twenty-five percent (25%) of the annual revenues of such acquired business; and provided further, that TJX or such subsidiary shall use all commercially reasonable efforts to, or shall use all commercially reasonable efforts to cause such acquired business to, within one year of the acquisition of such acquired business, and in any event shall within two years of such acquisition, divest itself of any such Competitive Business which accounts for five percent (5%) or more of the annual revenues of such acquired business.

          (b) For a period of two years after the Closing, neither TJX nor any of its subsidiaries will, directly or indirectly, solicit the employment of any employee of Buyer, while such employee is an employee of Buyer or within two months thereafter, who immediately prior to the Closing was employed by Seller as a Management Employee; provided, however, that TJX or any of its subsidiaries may solicit the employment of any such employee whose employment has been terminated by Buyer.

          (c) TJX and Seller acknowledge that the restrictions contained in this
     Section 5.7 are reasonably necessary for the protection of Buyer and realization by Buyer of the benefit of their bargain under this Agreement and that a violation of such provisions will cause damage that may be irreparable or impossible to ascertain and, accordingly, that Buyer will be entitled to injunctive or other similar relief in equity from a court of competent jurisdiction to enforce these restrictions or restrain a violation of this Agreement. If at the time of enforcement of any provision of Section 5.7, a court (or arbitrator selected by the agreement of the parties) holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

      5.8 Creation by Seller of the Trade Name Sub.  Prior to the Delivery Date
          ----------------------------------------
TJX shall establish the Trade Name Sub as a wholly-owned subsidiary of Seller incorporated in the State of Delaware and shall transfer or license to the Trade Name Sub certain trademarks as described in the Trademark Agreements.

      5.9 Reimbursement by the Parties.
          ----------------------------

          (a) To the extent that TJX or Seller, on the one hand, or Buyer, on the other hand, receive any payment after the Closing which belongs to the other party, it shall promptly pay over such payment to the other party.

          (b) Buyer shall promptly reimburse TJX for any post-Closing drawdowns made upon TJX or any of its subsidiaries under letters of credit or under any Guarantees for merchandise included in the Purchased Assets received after the Closing.

      5.10 Efforts to Obtain Satisfaction of Conditions.  Each party hereto
           --------------------------------------------
covenants and agrees to use all commercially reasonable efforts to obtain the satisfaction of the conditions specified in this Agreement including, without limitation, its commercially reasonable efforts to obtain all necessary consents, approvals and waivers to the consummation of the transactions contemplated by this Agreement.

      5.11 Acquisition Proposals.  Following the execution of this Agreement and
           ---------------------
prior to any termination hereof, neither TJX nor Seller, nor any of their respective directors, officers, employees or other representatives or agents shall, directly or indirectly, communicate, solicit, initiate, encourage or participate (including furnishing non-public information concerning Seller's business, properties or assets) in any discussions or negotiations with regard to any proposal (other than the transaction contemplated by this Agreement) for a tender offer, exchange offer, merger or other business combination involving Seller or CDM or for the acquisition of an equity interest in, or a substantial portion of the assets of, Seller or CDM (an "Acquisition Proposal"). TJX and Seller each agree to promptly communicate to Buyer the identity of any other party and the initial terms of any proposal any of them may receive from any other party in respect of an Acquisition Proposal.

      5.12 Certain Employment and Employee Benefit Matters.
           -----------------------------------------------

          (a)  Employment.  Except for the CDM employee, Buyer agrees to employ
               ----------
     from and after the Closing all persons (the "Employees") employed by the Division immediately prior to the Closing, including any such employee absent from active service by reason of illness, disability, or leave of absence whether paid or unpaid, at salary and wage rates not less than those paid prior to the Closing. Nothing in the preceding sentence shall preclude Buyer from terminating any Employee after the date of the Closing, subject to the other provisions of this Agreement; provided that with respect to any such termination of employment occurring within six months following the Closing, Buyer shall honor all severance policies, agreements, or other arrangements that are contemplated by this Agreement to be in effect with respect to the terminated Employee immediately after the Closing.

          (b)  Continuation of Welfare Benefits.  For a period of not less than
               --------------------------------
     six months from and after the Closing, and thereafter to the extent required by law, Buyer shall make available to the Employees (and their spouses and dependants) medical, dental, life insurance, and disability benefits in each case substantially equivalent to the medical, dental, life insurance and disability benefits that were available generally to the Employees (including spouses and dependents) under the applicable Employee Welfare Plans prior to the Closing; provided, that the eligibility of an Employee (and his or her spouse and dependents) for such benefits upon and after Closing shall be determined (i) without regard to any preexisting-condition, waiting-period, actively-at-work or similar exclusion or condition except for any such to which such Employee is subject under the applicable Employee Welfare Plans immediately prior to the Closing, and
     (ii) after taking into account for eligibility purposes the Employee's service with Seller and any Benefit Plan Affiliate prior to the Closing.

          (c)  Liability of Seller, etc. for Certain Claims.  From and after the
               --------------------------------------------
     Closing, Seller and its Benefit Plan Affiliates shall be liable for all welfare-benefit and fringe-benefit claims that were incurred prior to the Closing by the Employees (or their eligible spouses and dependents) and that are presented within twelve (12) months following the Closing. For purposes of the foregoing sentences, a claim will be deemed to have been incurred when an individual is provided with medical, dental, vision or other services that are covered expenses and give rise to the claim; provided, that a claim for life insurance or similar death benefits will be deemed to have been incurred at time of death. In addition, Seller and its Benefit Plan Affiliates shall provide and remain liable for continuation of coverage required under Sections 601 through 608 of ERISA and Section 4980B of the Code ("COBRA") with respect to any person as to whom the qualifying event (as defined at Section 603 of ERISA) occurred prior to the Closing. Buyer shall defend and indemnify Seller and its Benefit Plan Affiliates from any and all claims, premiums, administrative fees, costs and expenses incurred by Seller or any Benefit Plan Affiliate in connection with or relating to COBRA continuation coverage provided to, or claimed by, any Employee (and/or any dependent of any such Employee) with respect to a qualifying event occurring at or after Closing, including, without limitation, any such coverage in respect of Employees whose group health plan coverage is eliminated, reduced, curtailed or otherwise modified (including by reason of differences in the terms and conditions of Buyer's plans as compared to the terms and conditions of the applicable Employee Welfare Plan) at or after Closing.

          (d)  Disability and workers' compensation benefits.  Seller and its
               ---------------------------------------------
     Benefit Plan Affiliates shall continue to provide and be liable for long-term disability benefits in accordance with the terms of the applicable Employee Welfare Plan to each individual whose claim for such long-term disability benefits was incurred before the Closing. For purposes of the preceding sentence, a long-term disability benefit claim shall be treated as having been incurred before the Closing only if the injury or illness giving rise to such claim occurred before the Closing and such claim is covered by the long term disability benefit insurance coverage provided by Northwestern National Life Insurance Coverage to Seller and its Benefit Plan Affiliates as such coverage is in effect prior to the Closing. Seller and its Benefit Plan Affiliates shall continue to provide and be liable for workers' compensation benefits and employer's liability benefits in accordance with the terms of the applicable worker's compensation program and applicable law to each individual who immediately prior to the Closing was legally entitled to workers compensation benefits and employer's liability benefits from Seller and its Benefit Plan Affiliates (whether or not such legal entitlement has been established as of the Closing) for an injury or illness which occurred before the Closing. In accordance with past practices of the Division, Buyer shall make reasonable efforts to encourage and accommodate the return to employment of Employees described in the preceding two sentences.

          (e)  Severance, etc..  Buyer shall provide the Employees severance
               ---------------
     arrangements as set forth in the Severance Pay Plan attached hereto as
     Schedule 5.12 (the "Severance Plan"), which Buyer shall adopt immediately
     -------------
     after the Closing.

          (f)  401(k) plan; defined benefit plan.  Effective as of the Closing,
               ---------------------------------
     TJX shall cause the account balances of affected Employees under TJX's 401(k) plans (the "Seller's 401(k) Plan") to be fully vested to the extent not already vested. As soon as practicable following Closing, TJX shall cause such vested accounts to be transferred on a non-elective basis pursuant to Section 414(l) of the Code to a tax-qualified 401(k) plan maintained by Buyer for Buyer's employees ("Buyer's Plan"), and Buyer shall cause Buyer's Plan to accept such transferred accounts. Buyer shall also cause Buyer's Plan, or another tax-qualified defined contribution plan maintained by Buyer, to accept rollovers or direct rollovers of "eligible rollover distributions," if any, made with respect to Employees under TJX's tax-qualified defined pension plan by reason of the transactions contemplated by this Agreement. In connection with the transfers (including rollovers) described in the preceding sentences, Buyer shall furnish to the administrator of the transferor plan evidence reasonably satisfactory to the administrator that the transferee plan of Buyer is, as of the date of the transfer, qualified under Section 401(a) of the Code. Seller shall furnish to Buyer evidence reasonably satisfactory to Buyer that Seller's 401(k) Plan is, as of the date of the transfer, qualified under Section 401(a) of the Code. The Employees shall be eligible to participate, from and after the Closing, in Buyer's Plan in accordance with the terms of such plan but taking into account in the case of each Employee, for eligibility and vesting purposes, pre-Closing service creditable to such Employee for purposes of Seller's 401(k) Plan. Nothing in this Agreement shall be construed as requiring or contemplating any transfer of assets (except for direct rollovers, if any, as described above) from or special distribution or vesting under TJX's tax-qualified defined benefit pension plan and its related trust or as entitling any Employee to continued active participation in such plan.

          (g)  Deferred compensation, etc..  Seller shall continue to be liable
               ---------------------------
     for benefits, if any, accrued with respect to Employees prior to the Closing under Seller's General Deferred Compensation Plan and accrued and vested with respect to Employees prior to the Closing under Seller's Supplemental Executive Retirement Plan.

          (h)  Employees covered by a collective bargaining agreement.
               ------------------------------------------------------
     Notwithstanding any provision of this Section 5.12, in the case of any Employee who is covered by a collective bargaining agreement, Buyer shall offer employment on such terms and provide only such pay and benefits as are provided for in the Assumed Union Agreement. Without limiting the foregoing, the parties shall take such actions with respect to the Multiemployer Plan as are described in Section 5.4.

          (i)  Cooperation.   In connection with any benefits that may be paid
               -----------
     or payable to an Employee following the Closing under any Employee Plan, Buyer shall cooperate with and assist Seller and its Benefit Plan Affiliates in obtaining all necessary consents and in providing to the Employee all necessary disclosures. Seller shall also cooperate with Buyer in Buyer's efforts to succeed to or obtain the benefit of Seller's unemployment insurance rating reserve account (or comparable concept) in each relevant jurisdiction.

      5.13. Bulk Transfers.  The parties hereto waive compliance with the
            --------------
requirements of any so-called Bulk Sales law of any jurisdiction in connection with the sale of the Purchased Assets to Buyer.

      5.14. Consents to Assignment.  To the extent any of the Transferred Leases
            ----------------------
or Contracts provides that such Transferred Lease or Contract may not be assigned to Buyer without the written consent of the lessor, any mortgagee, lender or other third party (collectively, a "Consenting Party") or if Buyer should reasonably request any nondisturbance agreement, each of TJX and Seller shall use their commercially reasonable efforts to secure and to deliver all necessary consents and nondisturbance agreements to Buyer at or prior to the Closing; provided that, without the written consent of Buyer or Seller, as applicable, no such consent or nondisturbance agreement shall require any payment by Buyer, Seller or CDM or result in an increase in the continuing obligations thereunder.

      5.15. Sharing of Data.  The parties agree that from and after the Closing:
            ---------------

          (a) TJX and Seller shall have the right for a period of five years following the Closing (or such longer period as shall be necessary to satisfy TJX's legal and tax obligations or requirements) to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the business of the Division prior to the Closing, engaging in related litigation with third parties and complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. Buyer shall have the right for a period of five years following the Closing (or such longer period as shall be necessary to satisfy Buyer's legal and tax obligations or requirements) to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records as are retained by TJX and Seller pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the business of the Division transferred to Buyer hereunder, or is otherwise needed by Buyer for the purpose of engaging in related litigation with third parties, or in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. Each party hereby covenants to the other parties that it will keep such books, records, accounts, and information in existence and in good order for such period of time as the other parties are entitled to reasonable access thereto pursuant to this Section 5.15.

          (b)  Buyer shall make available to TJX or Seller upon written request
     (i) copies of any books or records of the Division, (ii) Buyer's personnel to assist TJX or Seller in locating and obtaining any books or records of the Division, and (iii) any of Buyer's personnel whose assistance or participation is reasonably required by TJX or Seller or any of its affiliates in anticipation of, or preparation for, existing or future litigation, Returns or other matters in which TJX, Seller or any of their affiliates is involved.

          (c) Each of TJX and Seller hereby covenant and agree that they will keep confidential all information obtained or retained pursuant to the provisions of this Section 10.1 in accordance with the provisions of the Confidentiality Agreement. The provisions contained in such Confidentiality Agreement are hereby incorporated herein by this reference.

          (d) TJX may retain copies of any books, records and accounts of Seller and CDM. TJX may utilize such books, records and accounts only to satisfy, enforce or defend its obligations and rights hereunder or under any Transaction Agreements or for tax purposes or for purposes relating to any litigation, suit, action, investigation, proceeding or controversy affecting TJX, Seller, CDM or Trade Name Sub.

          (e) At all times from and after the Closing, each of Seller and Buyer shall use reasonable efforts to make available to the other upon written request its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

          (f) Except to the extent otherwise contemplated by the Services Agreement or any other Transaction Agreement, a party providing information, services or personnel to the other party under this Section
     5.15 shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Information or Services; provided, however, that no such reimbursements shall be required for the salary or cost of fringe benefits or similar expenses pertaining to personnel of the providing party.

      5.16. Use of Name. From and after the Closing, TJX and Seller agree not to
            -----------
use or permit any of their respective subsidiaries to use the name "Chadwick's", "Chadwick's of Boston", or any of the other names that constitute tradenames that are being transferred to Buyer pursuant to the terms of this Agreement, or any derivation or any name likely to be confused therewith after the Closing in connection with any business except for (a) such use as is contemplated by the Trademark Agreements; (b) licenses other than for tradenames owned by the Division or for which the Division has an exclusive license; (c) any of the other marks that constitute trademarks or tradenames as to which Buyer at any time ceases to have exclusive right of use, other than rights transferred by Buyer to third parties after the Closing and (d) ministerial use by Seller of the corporate names "Chadwick's, Inc." or "Chadwick's of Boston, Ltd.", which Seller agrees to change or cause to be changed as soon as practicable, and in any event within ten business days after the Closing.

      5.17. Certain Matters Pertaining to Taxes.
            -----------------------------------

          (a)  Income Taxes.  TJX, Seller and CDM will include the income of the
               ------------
     Division on their respective Income Tax Returns for all periods through the Closing and pay any Income Taxes attributable to such income. TJX shall be liable for and pay and shall indemnify and hold harmless Buyer from and against any and all damages, losses and expense arising out of any liability for all Income Taxes of Seller, CDM or TJX.

          (b)  Transfer Taxes.  Notwithstanding any other provisions of this
               --------------
     Agreement to the contrary, Buyer shall pay, or cause to be paid, all the following Transfer Taxes:

               (i) all Transfer Taxes incurred in connection with the sale and transfer of the Purchased Assets under this Agreement and the "Purchased Assets" under, and as defined in, the CDM Agreement, and Buyer shall promptly reimburse Seller on an after-tax basis for any such tax, fee or duty which it is required to pay under applicable law;

               (ii) all Transfer Taxes for any period ending on the Closing which were not required to be paid prior to the Closing and which are reflected on the Closing Balance Sheet; and

               (iii) all Transfer Taxes asserted to be due for periods prior to the date of the Closing which were not reflected on Returns filed with the jurisdiction asserting liability, except to the extent that it is finally determined that such liability is based on the presence or actions of TJX or its affiliates other than Seller or CDM in such jurisdiction.

          Except as provided above in this paragraph (b), Seller shall be responsible for payment of all Transfer Taxes asserted to be due for periods prior to the Closing.

          (c)  Other Taxes.  With respect to Other Taxes, Buyer shall be
               -----------
     responsible for preparing, and filing on Seller's behalf, all Returns required to be filed subsequent to the date of the Closing and for paying all such Taxes other than (i) Other Taxes arising with respect to Excluded Assets (irrespective of whether such Other Taxes relate to transactions or events occurring before or after the Closing) and (ii) Other Taxes which Seller is expressly obligated to pay hereunder.

          (d)  Buyer's Taxes and Obligations.  Buyer shall indemnify and hold
               -----------------------------
     TJX and its affiliates, including Seller and CDM, harmless from any loss, liability or expenses of such persons arising out of any claims for Taxes pertaining to operations of Buyer after the date of the Closing, any transactions of Buyer which are not contemplated hereby and which are outside the ordinary course of business occurring as of the

     Closing or subsequent to the Closing and such Taxes attributable to pre-closing events or transactions as are included within the Assumed Liabilities.

          (e)  Cooperation.  Seller and Buyer shall reasonably cooperate and
               -----------
     shall cause their respective Affiliates, agents, auditors, representatives, officers and employees reasonably to cooperate, in preparing and filing all Tax Returns (including amended returns and claims for refund), including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer shall provide Seller with pre-closing data relevant to the preparation of Seller's Income Tax Returns within 45 days following the Closing and shall provide Seller with confirmation that accrued Taxes on the Closing Balance Sheet have been paid promptly following such payment. Buyer and Seller agree to retain or cause to be retained all books and records pertinent to the Business until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any taxing authority. Buyer and Seller each agree to give the other reasonable notice prior to transferring, discarding or destroying any such books relating to Tax matters and, if the other party so requests, shall allow such other party to take possession of such books and records. Buyer and Seller shall cooperate with each other in the conduct of any audit or other proceedings involving the Business for any Tax purposes and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this subsection. For any Transfer Tax Return or Other Tax Return that Buyer is responsible for filing and that requires the signature of an officer of Seller or CDM, Buyer shall present a completed Return for the signature of an appropriate officer. Buyer shall give such officer any support for the Tax Return reasonably requested by such officer. The officer shall sign the return and deliver it to Buyer as soon as reasonably practicable.

          (f) At Buyer's request, TJX, Seller and CDM shall cooperate with Buyer and treating Buyer as a successor employer for purposes of any payroll tax purpose, including but not limited to withholding, social security and unemployment insurance taxes.

      5.18. Further Assurances.  From time to time after the Closing, at the
            ------------------
request of Buyer, Seller shall execute and deliver any further instruments and take such other action as Buyer may reasonably request to vest or confirm in Buyer title to the Purchased Assets or otherwise carry out the transactions contemplated hereby.

      5.19. Title Matters. Seller will cooperate with Buyer in Buyer's efforts
            -------------
to obtain a title insurance policy with respect to the Fee Property. The cost of such title insurance policy shall be borne solely by Buyer. Seller has delivered or will deliver to Buyer copies of any surveys of the Fee Property in Seller's possession.

      5.20. Environmental Investigations.  The parties covenant and agree as
            ----------------------------
follows:

          (a)  Defined Terms.
               -------------

               (i)  "Remedial Work" means activities which are necessary to
                     -------------
          remediate an environmental condition in order to cause such condition not to be in violation of Environmental Law, including, without limitation, remedial investigations, remedial action plans, removal, treatment, storage, transportation and disposal of Hazardous Substances.

               (ii)  "Remediation Costs" means the cost (not including allocated
                      -----------------
          overheads or other internal costs) of performing the Remedial Work. Remediation Costs shall not include the cost of the Phase I Environmental Investigations or the Phase II Environmental Investigations.

               (iii) "Phase I Environmental Investigations" means the types of
                      ------------------------------------
          activities usually associated with Phase I environmental investigations including, but not limited to, site inspections, records review, interviews with government officials and employees of Seller and CDM and related report preparation.

               (iv)  "Phase II Environmental Investigations" means the types of
                      -------------------------------------
          activities usually associated with Phase II environmental investigations including, but not limited to, soil and groundwater sampling and related data and report preparation.

          (b)  Phase I Environmental Investigations.  Buyer may conduct a Phase
               ------------------------------------
     I Environmental Investigation in respect of the Fee Property. If Buyer elects to perform any such Phase I Environmental Investigation, then such Investigation shall be conducted by Prime Engineering or a nationally recognized environmental consulting firm to be selected by Buyer or its lenders with the reasonable approval of TJX. All costs of the Phase I Environmental Investigations shall be the sole responsibility of Buyer.

          (c)  Phase II Environmental Investigations.  If the Phase I
               -------------------------------------
     Environmental Investigation report in respect of the Fee Property reasonably recommends the performance of a Phase II Environmental Investigation at any real property, then Buyer shall have the right to perform any such Phase II Environmental Investigation. All costs of the Phase II Environmental Investigations shall be the sole responsibility of Buyer. Buyer shall indemnify and hold harmless Seller from and against any and all losses, liabilities, claims, damages or expenses (including reasonable legal fees) suffered or incurred by Seller to the extent arising out of or based on any such investigation; without limiting the generality of the foregoing, Buyer shall repair any damage occurring to the Fee Property in connection with such investigation.

          (d)  Cooperation.  When consents of third parties are required for
               -----------
     access to conduct an environmental investigation of any real property, Seller shall exercise commercially reasonable efforts to obtain the consent of such third parties. Seller shall cooperate in all reasonable respects to permit the conduct of the Phase I and Phase II Environmental Investigations upon reasonable notice and during normal business hours, provided that such Environmental Investigations shall not interfere with the conduct of the Business.

          (e)  Environmental Reports.  TJX shall be entitled to review on an
               ---------------------
     ongoing basis the data and work papers of the environmental consulting firm and Buyer with respect to any Remediation Costs or Remediation Work. Final Phase I Environmental Investigation reports and Phase II Environmental Investigation reports (collectively, the "Environmental Reports") shall include a reasonable estimate of the reasonable and probable Remediation Costs.

          (f)  Remediation Costs.  If the Environmental Reports disclose that
               -----------------
     Remediation Costs that may reasonably be expected to be required by law to be paid by Buyer will exceed $2,000,000, then Buyer may terminate this Agreement in accordance with the provisions of Section 10 unless TJX and Seller jointly and severally indemnify Buyer, on terms reasonably satisfactory to Buyer, for such excess and the Remedial Work would not cause a material disruption of the operation of the Fee Property. If Buyer does not elect to terminate this Agreement pursuant to the terms of this subparagraph, then Buyer shall be solely responsible for all Remediation Costs.

      5.21. Deferred Payment Receivables.  Within three business days after the
            ----------------------------
Closing, Buyer shall deliver, on paper and on electronic media, a list of all Deferred Payment Receivables as of the close of business on the Closing, including amounts, account numbers and bill dates of each separate Deferred Payment Receivable. If not included on such list, the name, address and telephone number of the customer associated with each Deferred Payment Receivable shall be furnished to Seller promptly upon request. Seller will process and submit such Deferred Payment Receivables for payment to its account in accordance with its practices and policies (including deferred payment policies) as in effect immediately prior to the Closing, and will employ its customary collection practices in attempting to realize upon the Deferred Payment Receivables.

          (a) If merchandise giving rise to such a Deferred Payment Receivable is returned to Buyer prior to the bill date of the Deferred Payment Receivable, Buyer shall promptly notify Seller. Seller shall refrain from submitting such Deferred Payment Receivable for payment, and Buyer shall promptly pay to Seller an amount equal to such Deferred Payment Receivable.

          (b) If merchandise giving rise to such a Deferred Payment Receivable is returned to Buyer after the bill date of the Deferred Payment Receivable, any credit issued by Buyer shall be issued from Buyer's account.

          (c) If the issuing bank or other issuer refuses payment of a Deferred Payment Receivable (referred to as a "hard decline"), Seller shall bear such loss and may attempt to collect the amount of such Deferred Payment Receivable from the customer in accordance with its customary collection practices.

          (d) All "charge-backs" of Deferred Payment Receivables will be made by the issuing bank or other issuer to and against Seller's account. If Seller has received reasonable indication from the issuing bank, other issuer or the customer that such "charge-back" resulted from a return of merchandise, Buyer shall promptly pay to Seller an amount equal to such Deferred Payment Receivable. In addition, if and to the extent that the aggregate amount of all "charge backs" of Deferred Payment Receivables against Seller's account that have not been reimbursed by Buyer exceeds $250,000, Buyer shall promptly pay to Seller an amount equal to such excess.

6.  CONDITIONS TO OBLIGATIONS OF ALL PARTIES.

     The obligations of Seller and Buyer under this Agreement to consummate the transactions described in Sections 1.1, 1.2 and 1.3 at the Closing are subject to the fulfillment, on or before the Closing, of the following conditions precedent, unless waived in writing by all parties hereto:

      6.1. Governmental Approvals.  All governmental agencies, departments,
           ----------------------
bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation (including the expiration or termination of any waiting periods under the HSR Act, if applicable, but excluding consents, authorizations and approvals relating to use, occupancy, tax liens and similar matters) for the consummation of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

      6.2. Adverse Proceedings.  The respective obligations of each party to
           -------------------
effect the transactions contemplated by the Agreement shall be subject to the conditions that no United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary, or permanent) which is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement.

      6.3. Transaction Agreements. The other parties hereto that are intended to
           ----------------------
be parties thereto shall have entered into a Services Agreement (the "Services Agreement"),

Trademark Agreements (the "Trademark Agreements"), a New York City Buying Office Letter (the "New York City Buying Office Letter"), and an Inventory Purchase Agreement (the "Inventory Purchase Agreement"), each in substantially the form of Exhibits 6.3A, 6.3B, 6.3C and 6.3D, respectively, and a Registration Rights
   ----------------------------------
Agreement (the "Registration Rights Agreement") in form and substance reasonably satisfactory to TJX and Buyer.

      6.4. Assumed Union Agreement.  The Assumed Union Agreement shall have
           -----------------------
become effective upon the Closing.

 7.  CONDITIONS TO OBLIGATIONS OF BUYER.

     The obligations of Buyer under this Agreement to purchase the Purchased Assets and assume the Assumed Liabilities and to issue the Buyer Notes at the Closing are subject to the fulfillment, on or before the Delivery Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of Buyer:

      7.1. Continued Truth of Representations and Warranties of TJX and Seller;
           --------------------------------------------------------------------
Compliance with Covenants and Obligations.  Subject to Section 5.3, the
-----------------------------------------
representations and warranties of TJX and Seller shall be true on and as of the Delivery Date in all material respects as though such representations and warranties were made on and as of the Delivery Date, except for any changes permitted by the terms hereof or contemplated herein and except as to representations and warranties made as of a specific date, which shall be correct as of such date. Each of TJX and Seller shall have performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing.

      7.2. Opinions of Counsel.  Buyer shall have received the opinions of Ropes
           -------------------
& Gray and Jay H. Meltzer, Esq., counsel to TJX and Seller, respectively, in form and substance reasonably satisfactory to Buyer.

      7.3. Closing Deliveries.  Buyer shall have received at or prior to the
           ------------------
closing on the Delivery Date each of the following:

          (a) a certificate signed by the President or any Vice President of each of TJX and Seller, dated as of the Delivery Date, to the effect that the conditions specified in Section 7.1 have been satisfied;

          (b) certificates of the Secretary of State of The Commonwealth of Massachusetts, where available prior to the Delivery Date, the State of Nevada and the State of Delaware as to the legal existence and good standing (including tax where available prior to the Delivery Date) of Seller, CDM and the Trade Name Sub, respectively;

          (c) certificates of the Secretary or any Assistant Secretary of TJX and Seller, respectively, attesting to the incumbency of TJX's and Seller's officers, respectively, the authenticity of the resolutions authorizing the transactions contemplated by the Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Section 2.1;

          (d)  a cross-receipt executed by Seller;

          (e) one or more bills of sale, in form and substance reasonably satisfactory to Buyer (the "Bills of Sale"), conveying in the aggregate all of the Division's owned personal property included in the Purchased Assets;

          (f) Lease Assignment and Assumption Agreements for each real property lease and personal property lease included in the Purchased Assets and Assumed Liabilities, in form and substance reasonably satisfactory to Buyer (the "Lease Assignment and Assumption Agreements");

          (g) A deed for the Fee Property and any other parcel of owned real estate included in the Purchased Assets, in form and substance reasonably satisfactory to Buyer (each, a "Deed");

          (h) such other bills of sale, assignments and other instruments of transfer as may be necessary conveying and transferring to Buyer title to the Purchased Assets not transferred by the documents described in subparagraphs (e) through (g) above; and

          (i) such other documents, instruments or certificates as Buyer may reasonably request.

      7.4. CDM Agreement.  CDM shall have executed and delivered the CDM
           -------------
Agreement and all conditions precedent to Buyer's obligation to close thereunder shall have been satisfied or waived.

      7.5. Material Adverse Change.  Since July 27, 1996, there shall have been
           -----------------------
no material adverse change in the assets, financial condition, prospects or results of operations of the Division.

 8.  CONDITIONS TO OBLIGATIONS OF SELLER.

     The obligations of Seller under this Agreement to sell and deliver the Purchased Assets at the Closing are subject to the fulfillment, on or before the Delivery Date, of the following conditions precedent, each of which may be waived in writing at the sole discretion of Seller:

      8.1. Continued Truth of Representations and Warranties of Buyer;
           -----------------------------------------------------------
Compliance with Covenants and Obligations. The representations and warranties of
-----------------------------------------
Buyer in this Agreement shall be true on and as of the closing on the Delivery Date in all material respects as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by Seller and except, in the case of the representations and warranties contained in Section 3.8, for further amendments to the Agreement of Limited Partnership referenced therein, true and complete copies of which shall have been furnished to Seller, that do not have an adverse effect on the value or rights of the Buyer Notes. Buyer shall have performed and complied in all material respects with all terms, conditions, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing.

      8.2. Opinion of Counsel.  Seller shall have received the opinions of
           ------------------
Riordan & McKinzie and Foley, Hoag & Eliot, counsel to Buyer, in form and substance reasonably satisfactory to Seller.

      8.3. Closing Deliveries.  Seller shall have received at or prior to the
           ------------------
Closing each of the following:

          (a) a certificate signed by the President or any Vice President of Buyer, dated as of the Closing, to the effect that the conditions specified in Section 8.1 have been satisfied;

          (b) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including tax) of Buyer in Delaware;

          (c) certificates of the Secretary or any Assistant Secretary of Buyer attesting to the incumbency of Buyer's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Section 3.1;

          (d) payment of the Estimated Cash Purchase Price by wire transfer in immediately available funds;

          (e)  the Buyer Notes executed by Buyer;

          (f)  a cross-receipt executed by Buyer; and

          (g) such other documents, instruments or certificates as Seller may reasonably request.

      8.4. Assumption Documents.  Upon the terms and subject to the conditions
           --------------------
contained herein, at the Closing, Buyer shall execute and deliver to Seller one or more instruments of assumption for the Assumed Liabilities, including the Lease Assignment and Assumption Agreements, in forms reasonably satisfactory to Buyer and Seller.

      8.5. CDM Agreement.  Buyer shall have executed and delivered the CDM
           -------------
Agreement and all conditions precedent to CDM's obligation to close thereunder shall have been satisfied or waived.

      8.6. Material Adverse Change.  Since August 3, 1996, there shall have been
           -----------------------
no material adverse change in the assets, financial condition, prospects or results of operations of Buyer and its subsidiaries taken as a whole.

 9.  INDEMNIFICATION.

      9.1. Indemnification by TJX and Seller.  Each of TJX and Seller hereby,
           ---------------------------------
jointly and severally, agrees to indemnify each of Buyer, its subsidiaries and their respective affiliates, officers and directors (each, an "indemnified party") against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses and including all amounts paid in the investigation or defense of the foregoing) suffered or incurred by any such indemnified party to the extent arising out of or based upon (i) subject to Section 5.3, any breach of any representation or warranty of TJX, Seller or CDM contained in this Agreement or the CDM Agreement or in any certificate or document delivered by TJX, Seller or CDM pursuant hereto or thereto which by the terms of and in accordance with Section 9.3 survives the Closing; (ii) any breach of any covenant or agreement of TJX, Seller or CDM contained in this Agreement or the CDM Agreement; (iii) any of the Excluded Liabilities; (iv) the enforcement by Buyer of this Section 9.1; and (v) WARN or any state plant closing or notification law to the extent arising out of or based upon any actions taken or omissions made by Seller with respect to the Division prior to the Closing; provided, however, that no such indemnified party shall be entitled to receive any amount pursuant to clause (i) above unless the aggregate of all losses, liabilities, costs and expenses relating thereto for which TJX and Seller would, but for this proviso, be liable exceeds on a cumulative basis $2,500,000, and then only to the extent of any such excess. Further, TJX and Seller shall not be required to indemnify the indemnified parties to the extent any losses, liabilities, costs and expenses, withholding any identification pursuant to Section 9.4, in the aggregate exceed the sum of the Cash Purchase Price plus $20,000,000.

      9.2. Indemnification by Buyer.  Buyer hereby agrees to indemnify each of
           ------------------------
TJX, its subsidiaries and their respective affiliates, officers and directors (each, an "indemnified party") against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Buyer contained in this Agreement which by the terms of Section 9.3 survives the Closing; (ii) any breach of any covenant or agreement of Buyer contained in this Agreement;
(iii) any of the Assumed Liabilities, (iv) except to the extent specifically contemplated by this Agreement, all other matters arising out of or in connection with the operation, assets or liabilities of the Business or the Purchased Assets after the Closing; (v) any Guarantee or obligation to assure performance or letter of credit given or made by TJX, Seller or an affiliate of TJX with respect to any obligation of Seller or CDM being assumed by Buyer, (vi) the enforcement by TJX or Seller or its affiliates or any indemnified party of this Section 9.2; and (vii) WARN or any state plant closing or notification law, to the extent arising out of or based upon any actions taken or omissions made by Buyer with respect to the Division after the Closing.

      9.3. Termination of Indemnification. The obligations to indemnify and hold
           ------------------------------
harmless a party hereto:

          (a) pursuant to clause (i) of Section 9.1 and clause (i) of Section 9.2, shall terminate on the earlier of October 31, 1998 or 120 days after the end of the first full, 12-month fiscal year of Buyer following the Closing in respect of which audited financial statements of Buyer shall have been prepared (the "Expiration Date"); provided, however, that the obligations to indemnify and hold harmless a party hereto pursuant to clause (i) of Section 9.1 and clause (i) of Section 9.2 (X) with respect to the breach of any representation or warranty contained in Section 2.1, 2.2,
     3.1 or 3.2 hereof, or in Section 2.1 or 2.2 of the CDM Agreement, shall not terminate, (Y) with respect to the breach of any representation or warranty contained in Section 2.4, 2.11 or 2.16, shall terminate on the date that is four years after the Closing, and (Z) with respect to the breach of any representation and warranty contained in Section 2.5, shall terminate on the last day of the applicable statute of limitations;

          (b) pursuant to clause (ii) of Section 9.1 shall survive indefinitely (except the obligations to indemnify and hold harmless with respect to a breach of any covenant set forth in Sections 5.1 and 5.2 shall terminate on the Expiration Date); and

          (c) pursuant to the other clauses of Section 9.1 and of Section 9.2 hereof, shall not terminate;

provided, however, that as to clause (a) or (b) above such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified (or the related party thereof) shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the party to be providing the indemnification.

      9.4. Claims for Indemnification.  Whenever any claim shall arise for
           --------------------------
indemnification hereunder the party seeking indemnification (the "Indemnified Party"), shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

The Indemnifying Party shall deal in good faith with the Indemnified Party's claim for indemnification, and shall respond within a reasonable time period. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom.

      9.5. Defense by Indemnifying Party.  In connection with any claim giving
           -----------------------------
rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date the Indemnifying Party receives notice of such claim, (a) the Indemnified Party may defend against such claim or litigation with its own counsel and at the expense of the Indemnifying Party and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its own counsel and at its own expense. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party which consent shall not be unreasonably withheld, except that the Indemnified Party may compromise or settle any such claim in the event the Indemnifying Party fails to assume the defense of such claim as provided in the prior sentence. Except for the settlement of a claim which involves the payment of money only (in which case the Indemnifying Party shall give the Indemnified Party the opportunity to discuss with it such payment, which opportunity shall not affect the right of the Indemnifying Party to effect such settlement in its full discretion), the Indemnifying Party shall not settle or compromise any claim without the prior written consent of the Indemnified Party.

      9.6. Exclusive Remedy.  Except in any case involving actual fraud, any
           ----------------
violation of Section 5.7 or any violation of Section 5.18, or as otherwise expressly set forth in this Agreement, the parties' sole and exclusive remedy (other than termination pursuant to Section 10) with respect to any and all claims relating to the subject matter of this Agreement or the CDM Agreement shall be pursuant to the indemnification provisions set forth in this Section 9.

 10.  TERMINATION OF AGREEMENT.

      10. Termination by Agreement of the Parties or by Passage of Time.  This
          -------------------------------------------------------------
Agreement may be terminated by the mutual written agreement of the parties hereto or by any party hereto or thereto if the transactions contemplated herein and therein have not been consummated on or before December 23, 1996, unless such failure shall have resulted from any willful breach of any representation, warranty or covenant by the party proposing termination; provided that such date may be deferred to a date no later than January 27, 1997 that is the first Monday that is at least three business days after the expiration or termination of any waiting periods under the HSR Act, if applicable, and provided further that if TJX or Seller shall deliver supplemental information to Buyer pursuant to
Section 5.3, then such termination date shall be the later of (a) the date determined pursuant to the foregoing provisions of this sentence and (b) the first Monday that is at least five days after the date on which such supplemental information was delivered to Buyer. This Agreement may be terminated by TJX and Seller on the one hand, or by Buyer on the other hand, if there is a material breach by the other party or parties hereto of any representation, warranty, covenant or agreement on the part of such other party or parties set forth in this Agreement, or if a representation or warranty of such other party shall be untrue in any material respect, or if any condition specified in Section 6, 7 or 8 to the obligations of the terminating party cannot be satisfied at Closing; and in any such case such other party or parties acknowledges in writing that the conditions specified in Section 6 or in Section 7 or 8, as the case may be, to the obligations of the terminating party cannot be satisfied at Closing. In the event of such termination by agreement or passage of time (other than as a result of any such willful breach), Buyer shall have no further obligation or liability to TJX or Seller under this Agreement, and TJX and Seller shall have no further obligation or liability to Buyer under this Agreement.

      10.2. Termination by Reason of Breach. This Agreement may be terminated by
            -------------------------------
TJX or Seller, if any time prior to the Closing there shall occur a material or willful breach of any of the representations, warranties or covenants of Buyer or the failure by Buyer to perform any material condition or obligation hereunder, and may be terminated by Buyer, subject to Section 5.3, if at any time prior to the Closing there shall occur a material or willful breach of any of the representations, warranties or covenants of TJX or Seller or the failure of TJX or Seller to perform any material condition or obligation hereunder. If this Agreement is terminated by reason of breach, subject to Section 5.3, the breaching party shall indemnify the non-breaching party for all costs and expenses incurred by the non-breaching party (including all legal, accounting or other professional fees and commitment fees); provided, that the non-breaching party shall have any and all further rights and remedies available to it under law or equity as a result of such breach.

 11.  BROKERS.

      11. For TJX and Seller.  Each of TJX and Seller represents and warrants
          ------------------
that it has not engaged any broker or finder (other than Salomon Brothers Inc and Morgan Stanley & Co. Incorporated) or incurred any liability for brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement other than to Salomon Brothers Inc and Morgan Stanley & Co. Incorporated. Each of TJX and Seller agrees to pay all fees, expenses and other compensation owed to Salomon Brothers Inc and Morgan Stanley & Co. Incorporated, in respect of its services to TJX and Seller, and agrees to indemnify and hold harmless Buyer against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of any of them. Neither Seller nor CDM is currently bound by any agreement for the provision of investment banking or financial advisory services with respect to any proposed recapitalization or issuance of debt or equity securities of Seller or CDM, or the provision of any other investment banking or financial advisory services to Seller or CDM, except in connection herewith.

      11.2. For Buyer. Buyer represents and warrants that it has not engaged any
            ---------
broker or finder (other than Merrill Lynch, Pierce, Fenner & Smith) or incurred any liability for brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement other than to Merrill Lynch, Pierce, Fenner & Smith. Buyer agrees to pay all fees, expenses and other compensation owed to Merrill Lynch in respect of its services to Buyer, and agrees to indemnify and hold harmless each of TJX and Seller against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of Buyer.

 12.  DEFINED TERMS.

     12.1. The following terms defined elsewhere in this Agreement as set forth below shall have the respective meaning therein defined:

     Terms                                             Section
     -----                                             -------
     Additional Tax Adjustment....................   Section 1.5(b)
     Alternative Accountants......................   Section 1.4(b)
     Assumed Liabilities..........................   Section 1.2
     Assumed Union Agreement......................   Section 5.4
     Balance Sheet................................   Section 2.17
     Benefit Plan Affiliate.......................   Section 2.11
     Business.....................................   Preamble
     Base Rate....................................   Section 1.4(d)
     Bills of Sale................................   Section 7.3
     Buyer........................................   Preamble
     Buyer's Financial Statements.................   Section 3.5
     Buyer's Material Adverse Effect..............   Section 3.2
     Buyer's Plan.................................   Section 5.12(f)
     Capital Budget Plan..........................   Section 2.9(a)
     Cash Purchase Price..........................   Section 1.4
     Catalog Plan.................................   Section 2.9
     CDM..........................................   Preamble
     CDM Agreement................................   Preamble
     Chadwick's...................................   Preamble
     Closing Balance Sheet........................   Section 1.4(a)
     Closing......................................   Section 1.3
     Competitive Business.........................   Section 5.7
     Confidentiality Agreement....................   Section 4.1
     Consenting Party.............................   Section 5.14

     Contract.....................................   Section 2.6
     Contractual Obligations......................   Section 2.6
     Coopers......................................   Section 1.4(a)
     Coopers Report...............................   Section 1.4(a)
     Deed.........................................   Section 7.3(g)
     Division.....................................   Preamble
     Employees....................................   Section 5.12
     Employee Plans...............................   Section 2.11
     Employee Welfare Plans.......................   Section 2.11
     Environmental Law............................   Section 2.16
     ERISA Plan...................................   Section 2.11
     ERISA........................................   Section 2.11
     Estimated Cash Purchase Price................   Section 1.4
     Expiration Date..............................   Section 9.3
     Fee Property.................................   Section 2.4
     Financial Statements.........................   Section 2.3(a)
     Financing Commitments........................   Section 3.7
     Financing Parties............................   Section 3.7
     Hazardous Substance..........................   Section 2.16
     Indemnified Party............................   Section 9.4
     Indemnifying Party...........................   Section 9.4
     Information..................................   Section 5.15
     Lease Assignment and Assumption Agreements...   Section 7.3(f)
     Leases.......................................   Section 2.4
     Material Adverse Effect......................   Section 2.1(b)
     Multiemployer Plan...........................   Section 5.4(a)
     Net Federal Payment..........................   Section 1.5(b)
     New York City Buying Office Letter...........   Section 6.3
     NLRB.........................................   Section 2.8
     PBGC.........................................   Section 5.4(b)
     Permits......................................   Section 2.7
     Permitted Lien...............................   Section 2.4
     Phase I Environmental Investigation..........   Section 5.20
     Phase II Environmental Investigation.........   Section 5.20
     Registration Rights Agreement................   Section 6.3
     Remedial Work................................   Section 5.20
     Remediation Costs............................   Section 5.20
     Seller.......................................   Preamble
     Seller Net Assets............................   Section 1.4(a)
     Seller Net Assets Statement..................   Section 1.4(a)
     Seller's 401(k) Plan.........................   Section 5.12(f)
     Services Agreement...........................   Section 56.3
     Severance Plan...............................   Section 5.12(d)

     Tax Adjustment...............................   Section 1.5(b)
     TJX..........................................   Preamble
     Trade Name Sub...............................   Preamble
     Trade Name Sub Common Stock..................   Section 2.1
     Trademark Agreements.........................   Section 6.3
     Union........................................   Section 5.4
     Union Agreement..............................   Section 5.4
     WARN.........................................   Section 5.4

     12.2.  "Accounts Receivable" shall mean the accounts receivable of Seller
             -------------------
included in the Closing Balance Sheet (excluding Deferred Payment Receivables).

     12.3.  "Books and Records" shall mean the books of accounts and records,
             -----------------
computer software and records, customer, mailing, delivery, buying history and prospect lists and other intangible assets (other than Proprietary Rights) primarily pertaining to the Purchased Assets, the Assumed Liabilities, Seller's customers, suppliers and employees and the Business, other than the Excluded Assets and Excluded Liabilities.

     12.4.  "Buyer Notes" shall mean the Convertible Subordinated Notes, in form
             -----------
and substance reasonably satisfactory to Seller and having the terms set forth on Exhibit 12.4, having an aggregate principal amount equal to $20,000,000 to be
   ------------
issued by Buyer to Seller on the Delivery Date.

     12.5. "Code" shall mean the United States Internal Revenue Code of 1986, as
            ----
amended.

     12.6. "Contract Rights" shall mean all rights and interest of Seller as of
            ---------------
the date of the Closing in and to all Contracts (as defined in Section 2.6 of this Agreement), other than Excluded Assets and Excluded Liabilities.

     12.7. "Debt" of any Person shall mean all obligations of such Person (a) in
            ----
respect of indebtedness for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases and (e) in the nature of Guarantees of the obligations described in clauses (a) through (d) above of any other Person.

     12.8. "Deferred Payment Receivables" shall mean accounts receivable
            ----------------------------
associated with the Division's deferred billing program and/or credit card sales on or prior to the date of the Closing as set forth in the Closing Balance Sheet.

     12.9. "Encumbrances" shall mean any lien, charge, security interest or
            ------------
encumbrance which secures an obligation to pay money.

     12.10.  "Excluded Assets", notwithstanding any other provision of this
              ---------------
Agreement, shall mean the rights, titles and interests of Seller and the Trade Name Sub in and to the following items which shall not be acquired by Buyer hereunder;

          (a) all claims, choses in action and rights or actions by Seller, CDM or the Trade Name Sub against third parties (including, but not limited to, claims for refunds against governmental agencies or other entities) which do not relate primarily to the Purchased Assets or Assumed Liabilities and all claims for refunds of Income Taxes attributable to all periods (including partial periods) ending on or prior to the date of the Closing;

          (b)  nontransferable Permits and deposits;

          (c) all cash and cash equivalents on hand as of the Closing related to the Business, wherever located, including, without limitation, in accounts, lock boxes, and other similar accounts (whether maintained at a bank, savings and loan or other financial institution);

          (d)  all Deferred Payment Receivables;

          (e)  equity interests in CDM; and

          (f)  any other asset or right listed or described on Schedule 12.10.
                                                               --------------

     12.11.  "Excluded Liabilities" notwithstanding any other provision of this
              --------------------
Agreement, shall mean the following liabilities and obligations of the Division:

          (a) all liabilities or obligations of Seller and CDM for (i) Income Taxes, (ii) Transfer Taxes to the extent provided in Section 5.17(b) and
     (iii) Other Taxes attributable to the ownership, use or operation of Excluded Assets (but specifically excluding sales taxes on sales of merchandise by Seller) and any assessments, fines, interest and penalties in respect thereof;

          (b) all obligations and liabilities primarily related to the Excluded Assets (including reserves associated with the collection of Deferred Payment Receivables and closing down the Cosmopolitan catalog), other than liabilities and obligations for which Buyer is liable under any Transaction Agreement;

          (c) all liabilities and obligations of Seller, CDM or the Trade Name Sub to TJX or any TJX affiliate other than Seller, CDM or the Trade Name Sub, except for obligations referred to in clause (v) of Section 9.2 (Guarantees, etc.) and for liabilities and obligations listed in Schedule
                                                                      --------
     12.11;
     -----

          (d) all obligations and liabilities of Seller, CDM or the Trade Name Sub for which any of them is responsible pursuant to Section 5.12 (Certain Employment and Employee Benefit Matters);

          (e) all liabilities, obligations and claims arising from occurrences prior to the Closing which are covered by any general liability, casualty, property damage, products liability, auto liability, excess general liability or any insurance policy, whether or not subject to a deductible, excluding workers compensation and insurance programs which are subject to
     Section 5.12 (Certain Employment and Employee Benefit Matters), maintained by or on behalf of Seller, regardless of the amount of reserves, if any, established with respect to any such liabilities, obligations and claims and regardless of whether any claim has been made prior to the Closing with respect to any such events or occurrences;

          (f) all obligations and liabilities of Seller relating to its proposed bank financing with Bank of Boston and The First National Bank of
     Chicago:

          (g) all obligations and liabilities of Seller for professional, service and filing fees relating to the proposed initial public offering of common stock of Chadwick's of Boston, Ltd.;

          (h) all obligations and liabilities of Seller relating to costs of formation of the Trade Name Sub;

          (i) all obligations and liabilities of Seller relating to fees and commissions described in the first sentence of Section 11.1.

          (j) all liabilities and obligations with respect to lawsuits filed against Seller, CDM or the Trade Name Sub prior to the date of this Agreement; and

          (k)  all other liabilities and obligations of Seller listed on
     Schedule 12.11.
     --------------

     12.12. "Fixtures and Equipment" shall mean all of the furniture, fixtures,
             ----------------------
furnishings, motor vehicles, machinery, equipment, spare and replacement parts and all other items of tangible personal property owned by Seller as of the date of the Closing.

     12.13. "Guarantee" with respect to any Person, shall mean (i) any guarantee
             ---------
of the payment or performance of, or any contingent obligation in respect of, any Debt or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to any other Person on the basis of any promise or undertaking of such Person (A) to pay the Debt of such other Person, (B) to purchase any obligation owed by such other Person, (C) to purchase or lease assets (other than inventory in the ordinary course of business) under circumstances that would enable such other Person to discharge one or more of its obligations, or (D) to maintain the capital, working capital, solvency or general financial condition of such other Person, and (iii) any liability of such Person as a general partner of a partnership or as a venturer in a joint venture in respect of Debt or other obligations of such partnership or venture.

     12.14.  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements
              -------
Act of 1976, as amended.

     12.15. "Income Tax" shall mean any Tax which is, in whole or in part, based
             ----------
on or measured by income or gains.

     12.16. "Inventory" shall mean all merchandise, stock-keeping units,
             ---------
work-in-process, inventories and similar materials, owned by Seller as of the Closing and used in the Business or held for resale by the Business.

     12.17. "Management Employee" shall mean any individual employed by Seller
             -------------------
at a position of supervisor or higher.

     12.18. "Other Tax" shall mean any Tax that is not an Income or Transfer
             ---------
             Tax.

     12.19. "Permits" shall mean all of Seller's licenses, permits,
             -------
certificates, franchises and other governmental authorizations necessary to carry on the Business as presently conducted other than such authorizations related to Excluded Assets.

     12.20. "Person" shall mean any individual, partnership, corporation,
             ------
association, trust, joint venture, unincorporated organization or other entity, and any governmental entity.

     12.21. "Proprietary Rights" shall mean all (i) fictitious names, trade
             ------------------
names, registered and unregistered trademarks and service marks and all related applications, (ii) patents, patent rights and all related applications and (iii) copyrights in published and material unpublished works.

     12.22. "Purchased Assets" shall mean all of Seller's rights, title and
             ----------------
interest in and to all of the assets and properties primarily used in the conduct of the Business other than Excluded Assets, whether tangible, intangible, real, personal or mixed, and wherever located, including, without limitation, the following:

          (a) shares representing all the outstanding capital stock of the Trade Name Sub;

          (b) refunds or transferable deposits relating primarily to the Business;

          (c) all Contract Rights and all rights and interest of Seller in and to all other agreements, contracts, subleases, leases, and commitments primarily related to the Business;

          (d)  all Accounts Receivable;

          (e)  the Transferred Leases;

          (f)  all real property;

          (g)  all Fixtures and Equipment;

          (h)  all Inventory;

          (i)  all Supplies;

          (j)  all Books and Records, subject to Section 5.5;

          (k) all Proprietary Rights except as otherwise provided in this Agreement or any other Transaction Agreement;

          (l)  to the extent transferable, all Permits;

          (m) prepaid expenses and prepaid rent, except those relating to Excluded Assets;

          (n)  the goodwill of the Business and its value as a going concern;
     and

          (o) all claims, judgments, choses in action and rights or actions against third parties including, but not limited to, claims for refunds against governmental agencies or other entities which relate primarily to the Purchased Assets or Assumed Liabilities or the Business.

     Notwithstanding the foregoing, Purchased Assets shall not include any Excluded Assets.

     12.23. "Related Party" shall mean an "affiliate" as such term is defined in
             -------------
the rules and regulations promulgated under the Securities Act.

     12.24. "Return" shall mean any return, declaration, report, claim for
             ------
refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     12.25. "SEC" shall mean the Securities and Exchange Commission.
             ---

     12.26. "Securities Act" shall mean the Securities Act of 1933, as amended.
             --------------

     12.27. "Supplies" shall mean all supplies, wrapping supplies and packaging
             --------
items, employee uniforms and similar items.

     12.28. "Tax" shall mean any federal, state, local, or foreign income, gross
             ---
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental taxes under Code Section 59A, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, fee, levy, duty, impost or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     12.29. "TJX Affiliated Group" shall mean the affiliated group, within the
             --------------------
meaning of Section 1504(a) of the Code, of which TJX is the common parent.

     12.30. "Transaction Agreements" shall include this Agreement, the CDM
             ----------------------
Agreement, the Lease Assignment and Assumption Agreements, the Services Agreement, the Trademark Agreements, the Bills of Sale, the Deeds, the Inventory Purchase Agreement, the Buyer Notes, the Registration Rights Agreement and the New York City Buying Office Letter;

     12.31. "Transfer Tax" shall mean any sales, use, registration, recording,
             ------------
value added, license or similar levy or fee imposed upon the transfer of ownership or the use of tangible or intangible property, including without limitation any deed stamp.

     12.32. "Transferred Leases" shall mean all of the leases or subleases of
             ------------------
real and personal property to which Seller is a lessee or a sublessee that are used in the conduct of the Business.

 13.  NOTICES.

     Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, telecopier, nationally recognized overnight delivery service or registered, certified or first class mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

     To TJX or Seller:        The TJX Companies, Inc.
                              770 Cochituate Road
                              Framingham, Massachusetts  01701
                              Telecopier:  (508) 390-2457
                              Attention:  President and General Counsel

     With a copy to:          Arthur G. Siler, Esq.
                              Ropes & Gray
                              One International Place
                              Boston, Massachusetts  02110
                              Telecopier:  (617) 951-7050

     To Buyer:                Brylane, L.P.
                              463 7th Avenue, 21st Floor
                              New York, New York  10018
                              Attention:  Chief Financial Officer
                              Telecopy:  (212) 613-9567

     With a copy to:          John M. Roth
                              Freeman Spogli & Co. Incorporated
                              599 Lexington Avenue, 18th Floor
                              New York, New York 10022
                              Telecopy: (212) 758-7499

     Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally; (b) when the answer back is received if sent by telex; (c) when confirmation of receipt is received if sent by telecopier; (d) one business day after being sent, if sent by nationally recognized overnight delivery service; (e) three business days after being sent, if sent by registered or certified mail; or (f) five business days after being sent, if sent by first class mail.

 14.  SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (which shall be deemed to include any person purchasing or otherwise acquiring all or substantially all of the assets of a party hereto or any of its successors or assigns), except that the parties may not assign their respective obligations hereunder without the prior written consent of the other party, except that Seller may assign its rights and obligations to any direct or indirect subsidiary of TJX. No transfer or assignment by any party shall relieve such party of any of its obligations hereunder.

  15. ENTIRE AGREEMENT; ATTACHMENTS. This Agreement, all Exhibits and Schedules hereto, and all agreements and instruments to be delivered by the parties pursuant hereto in accordance with the applicable provisions of this Agreement or referenced herein constitute the Agreement and (together with the Confidentiality Agreement) represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. No representations, warranties, prospectus or other information not expressly set forth herein shall be of any force and effect, absent actual fraud or intentional wrongdoing, and are not being relied on by Buyer, TJX or Seller. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

 16.  EXPENSES.

     Except as otherwise expressly provided herein, the parties shall each pay their own expenses in connection with this Agreement and the transactions contemplated hereby. Buyer shall pay the filing fee costs in connection with any HSR Act filing.

 17.  GOVERNING LAW.

     This Agreement and all rights and obligations of the parties and all claims relating to this Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts.

 18.  WAIVER OF JURY TRIAL.

     Each of TJX, Seller and Buyer hereby irrevocably waives, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding, or counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this Agreement or any of the transactions contemplated hereby.

 19.  SECTION HEADINGS.

     The section headings contained herein are for the convenience of the reader only and shall not be deemed to be a part of this Agreement.

 20.  KNOWLEDGE.

     The term "knowledge of TJX" as used in this Agreement shall mean to the knowledge or belief of Bernard Cammarata, Richard Lesser or Donald G. Campbell of TJX or Dhananjaya Rao, Carol Meyrowitz, Lawrence Kinney or Jack Tynan of Seller based on a reasonable diligence inquiry by such individuals in the ordinary course of business as to the truth or accuracy of such representation or warranty.

 21.  SEVERABILITY.

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

 22.  NO IMPLIED RIGHTS.

     Nothing expressed or implied herein shall confer upon any past or present employee of TJX, Seller or of any other affiliate of TJX, his or her representatives, beneficiaries, successors and assigns, nor upon any collective bargaining agent, any rights or remedies of any nature, including without limitation, any rights to employment or continued employment with Seller, TJX, Buyer or any successor or affiliate.

  23. TRANSFER OF RIGHTS OF BUYER TO ONE OR MORE AFFILIATES; PLEDGE TO FINANCING PARTIES. Buyer and TJX hereby agree that, at any time on or prior to the Closing, Buyer may transfer to one of its direct, wholly-owned subsidiaries all rights and obligations provided herein to purchase from Seller the Purchased Assets; provided, however, that such subsidiary expressly assumes all obligations of Buyer and that no such transfer shall relieve Buyer of any of its obligations hereunder; and provided further that the Buyer Notes will in any event be issued by Buyer. In addition, TJX agrees that Buyer and such subsidiary may grant a security interest in this Agreement and all other agreements to be entered into in connection herewith to the Financing Parties who will provide financing for the transactions contemplated by this Agreement under any and all financing documents entered into by such Financing Parties to secure Buyer's and such subsidiary's obligations to such Financing Parties under any such documents.

 24.  COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

          [The remainder of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, this Asset Purchase Agreement has been duly executed by the parties hereto under seal as of and on the date first above written.

                              THE TJX COMPANIES, INC.


                              By:  /s/ Donald G. Campbell
                                 ------------------------------
                                 Donald G. Campbell
                                 ------------------------------

                              Title: Executive Vice President
                                    ---------------------------



                              CHADWICK'S, INC.


                              By:  /s/ Donald G. Campbell
                                 ------------------------------
                                 Donald G. Campbell
                                 ------------------------------
                              Title: Vice President
                                    ---------------------------



                              BRYLANE, L.P.,
                              a Delaware limited partnership

                              By: VGP Corporation
                                  Its:  General Partner


                              By: /s/ John M. Roth
                                 ------------------------------
                                  John M. Roth
                                  President

          Exhibit 6.3A is being filed separately as Exhibit 10.69 to the Registration Statement.

                                                                  EXHIBIT 6.3B-1

                      ASSIGNMENT AND LICENSE OF TRADEMARKS

     THIS ASSIGNMENT AND LICENSE OF TRADEMARKS is made as of this ___ day of December, 1996, by and between The TJX Companies, Inc., a Delaware corporation ("TJX"), Chadwick's, Inc., a Massachusetts corporation ("Chadwick's"), CDM Corp., a Nevada corporation ("CDM" and collectively with TJX and Chadwick's, the "Assignors") and Brylane, L.P., a Delaware limited partnership (the "Assignee").

     WHEREAS, TJX, Chadwick's and CDM are the owners of all rights, title and interests in and to the trademarks, trademark applications and registrations set forth on Exhibit A, Exhibit B and Exhibit C hereto, respectively, subject, in
         ---------  ---------     ---------
the case of the trademark applications and registrations set forth on Exhibit A to the non-exclusive license of Hit or Miss Inc. pursuant to the HOM Trademark License Agreement (defined below) (collectively the "Trademarks"); and

     WHEREAS, the Assignee desires to obtain all of the Assignors' rights, title and interests in, to and under such Trademarks, including the goodwill of the Assignors' business symbolized by such Trademarks;

     WHEREAS, TJX and its Subsidiaries may have remaining inventory of products marked with or sold under the Trademarks;

     WHEREAS, pursuant to this Assignment and License, the Assignee shall grant, and TJX and its Subsidiaries shall obtain, a limited, non-exclusive, non-sublicenseable and non-assignable license to sell-off products marked with or sold, promoted, advertised or distributed under any of the Trademarks;

     NOW, THEREFORE, the Assignors and Assignee hereby agree as follows:

1.  Assignment.  For good and valuable consideration, the receipt and
    ----------
sufficiency of which is hereby acknowledged by the Assignors, the Assignors hereby sell, convey, assign, transfer and deliver to the Assignee, its successors and assigns, all of the Assignors' rights, title and interests in, to and under the Trademarks, together with the goodwill of the Assignors' business symbolized by the Trademarks, all applications, registrations and recordings in the United States Patent and Trademark Office (or, in the case of state registrations or recordings, in the equivalent state trademark filing office), if any, relating to the Trademarks and all reissues, extensions or renewals thereof, and together with the right to sue and recover damages for all past or future infringements thereof and to stand in the place of the Assignors in all matters related thereto. The Trademarks are being assigned "as is" without any representation or warranty whatsoever.

2.  Limited License.  Assignee hereby grants TJX and its Subsidiaries, the
    ---------------
royalty-free, non-exclusive, non-assignable and non-sublicensable right, license and privilege (the "License") during the 24-month period following the date hereof to sell-off any of their products ordered or in their possession prior to the date hereof that are marked with or sold, promoted, advertised or distributed under, any of the Trademarks. For the purposes hereof, "Subsidiaries" means all Persons of which Assignor owns directly or indirectly at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or at least a majority of the partnership, joint venture or similar interests, and "Person" means any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity, and any government, governmental department or agency or political subdivision thereof.

3.  Assignment and Assumption of the HOM Trademark License Agreement.  TJX
    ----------------------------------------------------------------
hereby assigns to Assignee all of its rights and obligations under that certain Trademark License Agreement dated September 30, 1995 by and between TJX and Hit or Miss Inc. (the "HOM Trademark License Agreement") attached as Exhibit D
                                                                 ---------
hereto and Assignee hereby agrees to assume, perform and observe all obligations, covenants and agreements to be performed by TJX under the HOM Trademark License Agreement and to be bound in all respects by the terms and conditions thereof as if Assignee was the original party thereto; provided,
                                                                  --------
however, that the assignment and assumption of the HOM Trademark License
-------
Agreement hereunder shall exclude any and all obligations, covenants, agreements and terms relating to those trademarks under the HOM Trademark License Agreement that are not Trademarks listed on Exhibit A hereto.

4.  Quality Control by Assignor.  TJX hereby acknowledges the distinctiveness,
    ---------------------------
prestige, high reputation and goodwill associated with the Trademarks. TJX agrees that, in order to preserve such distinctiveness, prestige, high reputation and goodwill associated with the Trademarks as of the date hereof, TJX at all times will (i) comply with all reasonable quality control policies and procedures communicated by Assignee to TJX in writing from time to time hereunder, provided that such policies and procedures are consistent with Assignee's quality control policies and procedures as of the date hereof, and
(ii) take all other measures reasonably necessary to maintain such distinctiveness, prestige, high reputation and goodwill. TJX agrees that in the event TJX or any of its Subsidiaries fails to comply with the provisions of this
Section 4 and such failure is not cured within sixty (60) days of TJX's receipt of written notice from Assignee with respect thereto, the License shall immediately terminate and TJX and its Subsidiaries shall be required immediately to cease and desist from using the Trademarks.

5.  Covenant of Assignor.  TJX acknowledges and agrees that the License is
    --------------------
granted to it and its Subsidiaries hereunder solely for the purpose of selling-off inventory generated in the ordinary course of business by TJX or its Subsidiaries. If prior to the date hereof TJX or any of its Subsidiaries produced or made available for distribution products identified with any of the Trademarks in quantities substantially greater than TJX or such Subsidiaries generally produce or make available for distribution in the ordinary course of business, the License shall immediately terminate and TJX and its Subsidiaries shall be required immediately to cease and desist from using the Trademarks.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and License of Trademarks to be executed as of the day and year first written above.

                              THE TJX COMPANIES, INC.


                              By:_____________________________
                                    Name:
                                    Title:


                              CHADWICK'S, INC.


                              By:_____________________________
                                    Name:
                                    Title:


                              CDM CORP.


                              By:_____________________________
                                    Name:
                                    Title:


                              BRYLANE, L.P.


                              By:_____________________________
                                    Name:
                                    Title:

STATE OF            )
                    )    ss.
COUNTY OF           )

     On __________________, 1996, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the ___________________________________ of The TJX Companies, Inc. and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its Board of Directors.

     WITNESS my hand and official seal.

               _______________________________

[SEAL]

                                    THE TJX COMPANIES, INC.

                                    By: ______________________________
                                         Name:
                                         Title:

STATE OF            )
                    )    ss.
COUNTY OF           )

     On _________________, 1996, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the ___________________________________ of Chadwick's, Inc. and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its Board of Directors.

     WITNESS my hand and official seal.

               _______________________________

[SEAL]

                                    CHADWICK'S, INC.

                                    By: ______________________________
                                         Name:
                                         Title:

STATE OF            )
                    )    ss.
COUNTY OF           )

     On __________________, 1996, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the ___________________________________ of CDM Corp. and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its Board of Directors.

     WITNESS my hand and official seal.

               _______________________________

[SEAL]

                                    CDM CORP.

                                    By: ______________________________
                                         Name:
                                         Title:

STATE OF            )
                    )    ss.
COUNTY OF           )

     On _________________, 1996, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the ___________________________________ of Bryland, L.P. and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its Board of Directors.

     WITNESS my hand and official seal.

               _______________________________

[SEAL]

                                    BRYLANE, L.P.

                                    By: ______________________________
                                         Name:
                                         Title:

                                                                       Exhibit A
                                                                       ---------

                                     MARKS
                                     -----


MARK                                     CLASSIFICATION & GOODS
----                                     ----------------------
AVERROE                                  Class 25 - clothing, namely pants,
Registration No. 1,377,383               skirts, shorts, sweaters, shirts and
Registration Date: 01/07/86              jackets
8&15 Accepted: 11/13/91
Expires: 01/07/06
Owner: The TJX Companies, Inc.

COLLECTION 7                             Class 25 - clothing, namely suits,
and design                               jackets, blazers and pants
Registration No. 1,220,988
Registration Date: 12/21/82
8&15 Accepted: 09/11/89
Expires: 12/21/01
Owner: The TJX Companies, Inc.

COLLECTION 7                             Class 14 - Jewelry
Registration No. 1706616
Registration Date: 08/11/92
8&15 Due: 08/11/97-98
Owner: The TJX Companies, Inc.

COLLECTION 7                             Class 26 - Hair Accessories, namely
Registration No. 1,708,364               bows, hairbands and barrettes
Registration Date: 08/18/92
8&15 Due: 08/11/97-98
Owner: The TJX Companies, Inc.

CT AND DESIGN                            Class 42 - miscellaneous service
Registration No. 1,215,338               mark, namely retail department
Registration Date: 11/02/82              services
8&15 Accepted: 06/27/90
Expires:  11/02/02
Owner: The TJX Companies, Inc.

CWTC                                     Class 25 - clothing, namely jeans and
Registration No. 1,269,948               pants
Registration Date: 03/13/84
8&15 Accepted: 05/16/90
Expires: 03/13/04
Owner: The TJX Companies, Inc.

DAVID HOLLIS COLLECTION                  Class 25 - sweaters, shirts, blouses,
Registration No. 1,277,124               pants, shorts, skirts, blazers,
Registration Date: 05/08/84              swimwear, dresses, jackets, long
8&15 Accepted: 09/05/90                  coats, slickers and suits
Expires: 05/08/04
Owner: The TJX Companies, Inc.

DAVID HOLLIS COLLECTION                  Class 25 - suits, tops, pants and
Registration No. 1,215,954               skirts
Registration Date: 11/09/82
8&15 Accepted: 11/27/89
Expires: 11/09/02
Owner: The TJX Companies, Inc.

GALLAGHER                                Class 25 - clothing, namely blouses,
(Supplemental Register)                  skirts, dresses, pants, leather pants
Registration No. 1744104                 and skirts and outerwear
Registration Date: 12/29/02
8&15 Due: 12/29/98-98
Expires: 12/29/02
Owner: The TJX Companies, Inc.

GALLAGHER                                Class 18 - leather goods, handbags
(Supplemental Register)                  and eelskin wallets
Registration No. 1739273
Registration Date: 12/08/92
8&15 Due: 12/08/97-98
Expires: 12/08/02
Owner: The TJX Companies, Inc.

H M ABERNATHY                            Class 25 - t-shirts, sweaters,
Registration No. 1,278,117               shirts, pants, shorts, slickers and
Registration Date: 05/15/84              socks
8&15 Accepted: 05/16/90
Expires: 05/15/04
Owner: The TJX Companies, Inc.

H M ABERNATHY DESIGN                     Class 25 - outerwear, namely
Registration No. 1,232,011               raincoats & rain jackets
Registration Date: 03/22/83
8&15 Accepted: 10/16/89
Expires: 03/22/03
Owner: The TJX Companies, Inc.

J. L. PLUM DESIGN                        Class 25 - clothing, namely sweaters
Registration No. 1,214,946               and t-shirts
Registration Date: 11/02/82
8&15 Accepted: 11/27/89
Expires: 11/02/02
Owner: The TJX Companies, Inc.

JL PLUM                                  Class 42 - retail store services
Registration No. 1,989,822
Registration Date:  7/30/96
Expires:  07/30/06
Owner:  The TJX Companies, Inc.

KATELYN COURT                            Class 25 - clothing, namely blouses,
Registration No. 1,255,402               shirts, pants, skirts, coats, jackets
Registration Date: 10/25/83              and dresses
8&15 Accepted: 10/16/89
Expires: 10/25/03
Owner: The TJX Companies, Inc.

KATHY GALLAGHER                          Class 25 - clothing namely blouses,
Registration No. 1,294,496               skirts, and dresses
Registration Date: 09/11/84
8&15 Accepted: 01/17/91
Expires: 09/11/04
Owner: The TJX Companies, Inc.

KLE AND DESIGN                           Class 25 - clothing, namely blouses,
Registration No. 1,220,987               dresses, and sweaters
Registration Date: 12/21/82
8&15 Accepted: 08/07/89
Expires: 12/21/02
Owner: The TJX Companies, Inc.

KLE AND DESIGN                           Class 14 jewelry
Registration No. 1,711,569
Registration Date: 09/01/92
8&15 Due: 09/01/97-98
Expires: 09/01/02
Owner: The TJX Companies, Inc.

SAIL GEAR                                Class 25 - clothing, namely slickers,
Registration No. 1,233,576               shorts, pants, skirts and t-shirts
Registration Date: 07/05/83
8&15 Accepted: 08/15/89
Expires: 07/05/03
Owner: The TJX Companies, Inc.

SIGNATURES BY REED ROBERTS               Class 25 - clothing, namely suits,
Registration No. 1,238,501               coats and car coats
Registration Date: 05/17/83
8&15 Accepted: 10/02/89
Expires: 05/17/03
Owner: The TJX Companies, Inc.

SUNPOINT                                 Class 25 - clothing, namely swimsuits
Registration No. 1,409,570
Registration Date: 09/16/86
8&15 Accepted: 11/24/92
Expires: 09/16/06
Owner: The TJX Companies, Inc.

DAVID HOLLIS - UNREGISTERED TRADEMARK

                                                                       EXHIBIT B
                                                                       ---------

                           CHADWICK'S OF BOSTON, LTD
                           -------------------------
                              U.S. TRADEMARK INDEX
                              --------------------


MARK                                     CLASSIFICATION & GOODS
----                                     ----------------------
BOATYARD BASICS                          Class 25 - men's and women's wearing
Registration No. 1,997,331               apparel
Registration Date:  08/27/96
8&15 Due:  8/27/01-02
Expires:  08/27/06

BRIDGEWATER                              Class 42 - Mail order catalog services
Application No. 74/476777
Application Date:  01/05/94

BRIDGEWATER                              Class 25 - Clothing for women, men
Application No.:  75/022,985             and children
Application Date:  11/21/95
Owner:  Chadwick's of Boston, Ltd.

CLUB NEWPORT                             Class 25 - men's and women's wearing
Registration No. 1,927,077               apparel; namely pants, tops, shirts,
Registration Date:  10/17/95             sweaters, skirts and shorts
8&15 Due:  10/17/00-01
Expires:  10/17/05
Owner:  Chadwick's of Boston, Ltd.

COPPER BAY RUGGED WEAR                   Class 25 - men's & women's wearing
Application No. 74/613,946               apparel, namely beachwear, bathing
Application Date:  12/19/94              suits, blouses, coats, dresses,
                                         footwear, gowns, headwear, hosiery,
                                         jackets, lingerie, neckwear,
                                         sleepwear, pants, shirts, shoes,
                                         suits, sweaters, tops, underwear &
                                         vests

JESSICA LONDON                           Class 25 -
Application No.
Application Date:
Owner: Chadwick's of Boston, Ltd.

KENSINGTON ROAD                          Class 25 - men's and women's wearing
Registration No. 1,907,874               apparel; namely pants, tops, shirts,
Registration Date:  07/25/95             sweaters, skirts and shorts
8&15 Due:  07/25/00-01
Expires:  07/25/05

NORTHEAST TERRAIN CO.                    Class 25 - men's & women's wearing
Application No. 74/613,941               apparel, namely beachwear, bathing
Application Date:  12/19/94              suits, blouses, coats, dresses,
                                         footwear, gowns, headwear, hosiery,
                                         jackets, lingerie, neckwear,
                                         sleepwear, pants, shirts, shoes,
                                         suits, sweaters, tops, underwear &
                                         vests

REAL COMFORT                             Class 25 - clothing
Application No. 74/497,889
Application Date:  03/07/94

RUGGED ELEMENTS                          Class 25 - men's & women's wearing
Application No. 74/613,947               apparel, namely beachwear, bathing
Application Date:  12/19/94              suits, blouses, coats, dresses,
                                         footwear, gowns, headwear, hosiery,
                                         jackets, lingerie, neckwear,
                                         sleepwear, pants, shirts, shorts,
                                         suits, sweaters, tops, underwear &
                                         vests

SAMANTHA TAYLOR                          Class 25 - women's clothing; namely
Application No. 75/164,219               sweaters
Application Date:  09/11/96
Owner:  Chadwick's of Boston, Ltd.

STEPHANIE ANDREWS                        Class 25 - clothing
Application No. 74/596,814
Application Date:  11/09/94

VICTORIA HOLLEY                          Class 25 - clothing
Application No. 74/597,248
Application Date:  11/09/94

                                                                       EXHIBIT C
                                                                       ---------

                                   CDM CORP.
                              U.S. TRADEMARK INDEX
                              --------------------

MARK                                        CLASSIFICATION & GOODS
----                                        ----------------------
CAREER ADVANTAGES                           Class 42 - miscellaneous service
Registration No. 1,661,252                  mark, namely mail order catalog
Registration Date:  10/15/91                services in the clothing field
8&15 Due:  10/15/97-97
Expires:  10/15/01

CHADWICK'S                                  Class 42 - miscellaneous service
(Supplemental Register)                     mark, namely retail clothing store
Registration No. 1,211,131                  services
Registration Date:  09/28/82
8&15 Accepted:  10/28/88
Expires:  09/28/02
Note:  License Agreement w/ Colonial
Shoe expires 04/01/05

CHADWICK'S OF BOSTON, LTD.                  Class 42 - mail order catalog
Registration No. 1,672,908                  services featuring women's reg.
Registration Date:  01/21/92                clothing and accessories
8&15 Due:  01/21/97-98
Expires:  01/21/02

CHADWICK'S FASHIONS BY CHADWICK'S           Class 42 - miscellaneous service
Registration No. 1,211,037                  mark, namely retail clothing store
Registration Date:  09/28/82                services
8&15 Accepted:  11/14/88
Expires:  09/28/02
Note:  License Agreement w/ Colonial
Shoe expires 04/01/05

CHADWICK'S                                  Class 42 - retail clothing store
Registration No. 1,948,523                  services and mail order catalog
Registration Date: 01/16/96                 services
8&15 Due: 01/16/01-02
Expires: 01/16/06

FADS
Registration No. 1,750,226                  Class 25 - women's dresses, women's
Registration Date:  02/02/93                jumpsuits, women's rompers, and like
8&15 Due:  02/02/98-99                      daytime wearing apparel and apparel
Expires:  02/02/03                          accessories

THE ORIGINAL OFF-PRICE FASHION CATALOG      Class 42 - miscellaneous service
Registration No. 1,649,769                  mark, namely mail order catalog
Registration Date:  07/02/91                services in the clothing field
8&15 Due:  07/02/96-97
Expires:  07/02/01

                                                                       EXHIBIT D
                                                                       ---------


                                 HOM Agreement

                                                                  EXHIBIT 6.3B-2

                          TRADEMARK LICENSE AGREEMENT
                          ---------------------------

     This Trademark License Agreement (the "Agreement") is entered into as of December ___, 1996 (the "Effective Date") by and among The TJX Companies, Inc., a Delaware corporation ("TJX"), and Brylane, L.P., a Delaware limited partnership ("Brylane" or the "Company"), TJX and Brylane each being hereinafter referred to singly as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, TJX is the owner of the Marks (as hereinafter defined) including all of the goodwill of the products and services associated therewith;

     WHEREAS, TJX desires to grant to Brylane a royalty-free, non-exclusive, non-assignable (except to the limited extent provided herein), non-sublicensable (except as otherwise provided herein) right and license to use the Marks to identify certain Products and Services (as such terms are hereinafter defined) in accordance with the terms and provisions of this Agreement;

     WHEREAS, Brylane desires to obtain from TJX such a royalty-free, non-exclusive, non-assignable (except to the limited extent provided herein), non-sublicensable (except as otherwise provided herein) right and license to so use the Marks in accordance herewith;

     WHEREAS, TJX shall retain its rights in, and continue to use, the Marks throughout the world to identify its products and services;

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the Parties hereby agree as follows:

1.   Definitions.
     ------------

     1.1 "Marks" shall mean all trademarks, service marks, trade names, symbols, names and logos listed on Exhibit A hereto, and including any
                                            ----------
          and all United States applications, registrations and recordings, pending registrations, reissues, extensions or renewals thereof.

     1.2 "Person" shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity, and any government, governmental department or agency or political subdivision thereof.

     1.3 "Products" shall mean, with respect to each Mark, all products currently or hereafter made, sold, promoted, advertised or distributed by Brylane that fall under any international product class(es) in which such Mark is federally registered as of the Effective Date hereof.

     1.4 "Services" shall mean, with respect to each Mark, all services currently or hereafter developed, sold, promoted, advertised or distributed by Brylane that fall under any international service class(es) in which such Mark is federally registered as of the Effective Date hereof.

     1.5 "Term" shall mean, with respect to each Mark, the Term as set forth opposite such Mark on Exhibit A hereto.
                                ---------

     1.6  "Territory" shall mean the universe.

2.   Grant of License.
     -------- -------

     2.1  Grant to Brylane with respect to the Marks.  For good and valuable
          ------------------------------------------
          consideration the receipt of which is hereby acknowledged, TJX hereby grants to Brylane, during the applicable Term for each Mark, the royalty-free, non-exclusive, non-assignable (except to the limited extent herein provided) and non-sublicensable (except as otherwise provided herein) right, license and privilege, (collectively, the "License"): (i) to use such Mark to identify the Services throughout the Territory; and (ii) to mark the Products with such Mark, and to develop, make, sell, promote, advertise and distribute the Products so marked anywhere in the Territory.

     2.2  Use of Subcontractors and Sublicensees.  The Company hereby agrees
          --------------------------------------
          that it shall not sublicense or subcontract any of the rights included in the License (or any of Brylane's obligations hereunder) to any Person (other than a Person that is a subcontractor engaged by Brylane primarily to manufacture Products) without first obtaining TJX's written consent thereto, which consent TJX may withhold in its sole discretion.

     2.3  Discontinuation of Use of Marks.  Notwithstanding any other provision
          -------------------------------
          of this Agreement, if, during the applicable Term for any Mark, Brylane decides to cease using such Mark to identify the Products and Services hereunder, Brylane shall provide TJX prompt notice thereof and the License (and all rights granted to Brylane thereunder) with respect to that Mark shall immediately and automatically revert to TJX.

3.   Quality Control.
     ---------------

     3.1  Acknowledgment of Prestige of the Marks.  The Company hereby
          ---------------------------------------
          acknowledges the distinctiveness, prestige, high reputation and goodwill associated with the Marks. The Company agrees that, in order to preserve such distinctiveness, prestige, reputation and goodwill associated with the Marks as of the Effective Date hereof, Brylane will at all times (i) comply with all reasonable quality control policies and procedures communicated by TJX to Brylane in writing from time to time hereunder, provided that such policies and procedures are consistent with TJX's quality control policies and procedures as of the Effective Date hereof; and (ii) take all other measures reasonably necessary to maintain such distinctiveness, prestige, reputation and goodwill.

4.   Ownership of the Marks
     ----------------------

     4.1  Acknowledgment of Ownership of Marks.  The Company hereby acknowledges
          ------------------------------------
          and agrees that, as between TJX and Brylane, TJX is and shall be the sole and exclusive owner of the Marks and all of the goodwill associated therewith, and that the Marks, and such goodwill, shall remain at all times the sole and exclusive property of TJX. TJX reserves all of its rights with respect to the Marks not granted to Brylane hereunder and Brylane acknowledges and agrees that TJX in its sole discretion may continue to use such rights and license them to third parties other than Brylane; provided, however, that TJX shall
                                            --------  -------
          not license the Savannah Mark (more completely identified in Exhibit A hereto) to any person other than (a) Brylane; (b) persons who are Subsidiaries of TJX at the time such license is granted and (c) Nash International Group, Ltd. ("Nash") pursuant to that License Agreement dated May 25, 1990 between TJX and Nash.

     4.2  No Conflicting Filings.  At no time shall Brylane apply for any
          ----------------------
          registration of any of the Marks or of any other mark or designation which is reasonably likely to be confused with any of the Marks nor shall Brylane file any document with respect to any of the Marks with any governmental authority to take any action which would unreasonably and adversely affect the validity and/or enforceability of any of the Marks.

     4.3  Further Assurances.  The Company shall take all such actions and
          ------------------
          execute all such documents and instruments (at TJX's expense) that are reasonably requested by TJX to carry out the intent of the Parties under this Agreement and, in particular, to effect and maintain the enforceability of any and all registrations for the Marks.

5.  Term and Termination.
    --------------------

     5.1  Term.  The term of this Agreement shall commence on the Effective Date
          ----
          hereof and, unless terminated pursuant to the terms hereof, continue for a period of sixty (60) months thereafter, subject to the provisions of Section 5.2 and subject to the earlier termination of Licenses hereunder as provided in Section 2.1.

     5.2  Termination.
          -----------

          5.2.1  Termination for Material Default.  This Agreement may be
                 --------------------------------
          terminated by either Party upon failure of the other Party to cure any material breach within ninety (90) days of its receipt from the other Party of a written notice setting forth the exact nature of such alleged breach.

          5.2.2  Effect of Termination; Sell Off.  Upon the expiration of the
                 -------------------------------
          applicable Term for a Mark, all of the rights in and to such Mark granted by TJX to Brylane hereunder shall immediately revert to TJX and, upon the termination of this Agreement for any reason, all of the rights in and to all of the Marks granted by TJX to Brylane hereunder shall immediately revert to TJX; provided, however, that Brylane shall be permitted to sell off any Products marked with such Mark or Marks, as the case may be, ordered or in its possession prior to such expiration or termination hereof and to render any Services necessary to be rendered by Brylane in connection with the sell-off of such Products, and the License with respect to such Mark or Marks, as the case may be, shall be extended during such sell-off period (which period shall in no event exceed 24 months following such expiration or termination) solely to the extent necessary for Brylane to complete such sell-off. The Company covenants that it shall use the Marks only in the ordinary course of business and Brylane understands and agrees that (i) its right of sell-off under this Section 5.2.2 is hereby expressly conditioned on its compliance with such covenant; and (ii) if, prior to such expiration or termination, Brylane makes, sells or orders Products marked with such Mark or Marks, as the case may be, in substantially greater quantities than Brylane generally makes, sells or orders in the ordinary course of business, such sell-off right shall immediately terminate and Brylane shall be required immediately to cease and desist from using such Mark or Marks, as the case may be, in connection with the Products or Services or with any other products or services.

6.   Enforcement of Trademark Rights; Registration.
     ---------------------------------------------

     6.1  Filing and Maintenance.  TJX shall be responsible for the preparation,
          ----------------------
          filing, prosecution and maintenance of each Mark during the applicable Term for such Mark and shall bear all costs associated therewith.

     6.2  Enforcement of Rights.  The Company agrees that it will notify TJX
          ---------------------
          promptly in writing of any act or alleged act of any person or entity of unfair competition, infringement, imitation or any other unauthorized use of any of the Marks to identify any article or service similar to any Product or Service or otherwise, that becomes known to Brylane. TJX has the right, but shall not be obligated, to prosecute at its own expense any such infringements. In the event that TJX should choose not to exercise such right, Brylane shall have the right, but shall not be obligated, to prosecute at its own expense such infringements. The total cost of any such infringement action shall be borne by the Parties independently, each Party being liable solely for the fees and expenses it incurred in connection with the action. Any recovery or damages for past infringement derived from such an action shall first be used to reimburse the Parties, as the case may be, for all expenses and legal fees connected with such action. Any remaining damages after payment of such fees and expenses shall be allocated between TJX and Brylane equally if the Parties have jointly conducted the infringement action or, if one Party conducted the proceeding, to that Party.

     6.3  Cooperation.  Each Party agrees to provide reasonable cooperation to
          -----------
          the Party who initiates an action or proceeding to abate and obtain compensation for the infringement of any of the Marks. In this connection, however, it is agreed that the initiating Party shall pay, or reimburse the cooperating Party for, all reasonable out-of-pocket expenses, such as, without limitation, travel and long distance telephone charges incurred in connection with providing such cooperation but excluding the non-initiating Party's attorneys fees.

7.  Representations and Warranties.
    ------------------------------

     7.1  Representations and Warranties of TJX.  TJX represents, warrants and
          -------------------------------------
          covenants to Brylane as follows: (a) TJX has the full and unrestricted right, power and authority to enter into and perform the terms, covenants and conditions of this Agreement; and (b) to TJX's knowledge, the use of the Marks by Brylane to the extent permitted hereunder will not infringe the proprietary rights of any Person under any law, rule, regulation or order of the United States of America or any state thereof (including rights arising under the laws of trademark, trade secrets, rights of publicity, unfair competition, or any other similar laws).

     7.2  Indemnification of The Company.  TJX shall defend, indemnify and hold
          ------------------------------
          Brylane harmless from and against any and all demands, claims, actions, suits and proceedings, that may at any time be brought against Brylane and any and all liabilities, losses, damages, costs and expenses (including but not limited to reasonable attorneys' fees and other legal costs and expenses) that may at any time be suffered or incurred by Brylane, as a result of, or in connection with, any breach by TJX of any of the representations or warranties made by TJX to Brylane pursuant to Section 7.1 above or of any other covenants made by TJX to Brylane hereunder or any product or service provided by TJX that is marked with or promoted under any of the Marks. Notwithstanding the foregoing, if TJX prevails in any actions, suits or proceedings defended by it pursuant hereto, any and all fees and expenses incurred by or chargeable to it in connection therewith (including, without limitation, any reasonable attorneys' fees and other legal costs and expenses) shall be reimbursed to it using the proceeds, if any, received from the losing party in such action, suit or proceeding.

     7.3  Representations and Warranties of The Company.  The Company hereby
          ---------------------------------------------
          represents, warrants and covenants to TJX as follows: (a) Brylane has the full and unrestricted right, power and authority to enter into and perform the terms, covenants and conditions of this Agreement; and (b) any Products made, sold or distributed by Brylane and any Services developed, sold or provided by Brylane shall comply with all applicable laws, rules and regulations of any jurisdiction in the Territory having authority over such Products or Services.

     7.4  Indemnification of TJX.  The Company shall defend, indemnify and hold
          ----------------------
          TJX harmless from and against any and all demands, claims, actions, suits and proceedings, that may at any time be brought against TJX and any and all liabilities, losses, damages, costs and expenses (including but not limited to reasonable attorneys' fees and other legal costs and expenses) that may at any time be suffered or incurred by TJX, as a result of, or in connection with, any breach by Brylane of any of the representations or warranties made by Brylane to TJX pursuant to Section 7.3 above or of any of the other covenants made by Brylane to TJX hereunder or any Product or Service provided by Brylane. Notwithstanding the foregoing, if Brylane prevails in any actions, suits or proceedings defended by it pursuant hereto, any and all fees and expenses incurred by or chargeable to it in connection therewith (including, without limitation, any attorneys' fees and other legal costs and expenses) shall be reimbursed to it using the proceeds, if any, received from the losing party in such action, suit or proceeding.

 8.  General.
     -------

     8.1  Entire Agreement; Waivers.  This Agreement constitutes the entire
          -------------------------
          agreement among the Parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such subject matter. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed (i) in the case of a waiver by TJX, by TJX and (ii) in the case of a waiver by Brylane, by Brylane.

     8.2  Amendment or Modification.  The Parties hereto may not amend or modify
          -------------------------
          this Agreement except in such manner as may be agreed upon by a written instrument executed by TJX and Brylane.

     8.3  Survival, etc. All representations, warranties, covenants and
          -------------
          agreements made by or on behalf of either Party hereto in this Agreement (including, without limitation, the Exhibits hereto), shall be deemed to have been relied upon by the other Party hereto and shall survive the execution and delivery of this Agreement and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

     8.4  Severability.  In the event that any provision hereof would, under
          ------------
          applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

     8.5  Assignment.  The Company may not assign any of its rights, interests,
          ----------
          duties or obligations under this Agreement without obtaining TJX's prior written consent thereto, except to a successor to all or substantially all of the assets of Brylane and its subsidiaries. All assignments in violation of this Section shall be void and without any effect.

     8.6  Successors and Assigns. All of the terms and provisions of this
          ----------------------
          Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective transferees, successors and assigns (each of which such transferees, successors and assigns shall be deemed to be a Party hereto for all purposes hereof).

     8.7  Notices. Any notices or other communications required or permitted
          -------
          hereunder shall be sufficiently given if delivered personally or sent by telex, telecopier, nationally recognized overnight delivery service or registered, certified or first class mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

          If to TJX, to:            The TJX Companies, Inc.
                                    770 Cochituate Road
                                    Framingham, Massachusetts  01701
                                    Telecopier:  (508) 390-2457
          With copies to each:      Attention:  President and General Counsel

          With a copy to:           Arthur G. Siler, Esq.
                                    Ropes & Gray
                                    One International Place
                                    Boston, Massachusetts  02110
                                    Telecopier:  (617) 951-7050


          If to Brylane, to:        Brylane, L.P.
                                    463 7th Avenue, 21st Floor
                                    New York, New York  10018
                                    Attention:  Chief Financial Officer
                                    Telecopier:  (212) 613-9567


          With a copy to:           John M. Roth
                                    Freeman Spogli & Co. Incorporated
                                    599 Lexington Avenue, 18th Floor
                                    New York, New York  10022
                                    Telecopy:  (212) 758-7499


               Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally; (b) when the answer back is received if sent by telex; (c) when confirmation of receipt is received if sent by telecopier; (d) one business day after being sent, if sent by nationally recognized overnight delivery service; (e) three business days after being sent, if sent by registered or certified mail; or (f) five business days after being sent, if sent by first class mail.

     8.8  Headings, etc.  Section and subsection headings are not to be
          -------------
          considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof. This Agreement shall be deemed to express the mutual intent of the Parties, and no rule of strict construction shall be applied against either Party.

     8.9  Counterparts.  This Agreement may be executed in any number of
          ------------
          counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     8.10 Governing Law.  This Agreement shall be governed by and construed in
          -------------
          accordance with the laws of The Commonwealth of Massachusetts applicable to contracts executed in and to be performed in that state, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.


     IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed, as of the Effective Date by their respective officers thereunto duly authorized.

                              THE TJX COMPANIES, INC.


                              By:_____________________________
                                 Name:
                                 Title:


                              BRYLANE, L.P.


                              By:_____________________________
                                 Name:
                                 Title:

                                   EXHIBIT A
                                   ---------

                                     MARKS
                                     -----

MARK                               CLASSIFICATION & GOODS        TERM COMMENCING ON
---------------------------   --------------------------------   THE EFFECTIVE DATE
                                                                 -------------------
Rosanna                       Class 25 - Clothing; namely        12 months
Reg. No. 965621               sweaters, dresses, knit suits,
Reg. Date:  08/07/73          knit shirts, pants and jackets.
Renewed:  1993
Expires:  08/07/03
Owner:  The TJX
 Companies, Inc.

Heather & Tweed               Class 25 - Men's clothing;         12 months
Reg. No. 1,677,693            namely sweaters, knit shirts,
Reg. Date:  03/03/92          shirts, slacks and sport coats.
8 & 15 Due:  03/03/97-98
Expires:  03/03/02
Owner:  The TJX
 Companies, Inc.

Savannah                      Class 25 - Ladies clothing;        60 months
Reg. No. 1,139,984            namely jackets, pants, dresses,
Reg. Date:  09/30/80          skirts, blouses and scarves.
Expires:  09/30/00
Owner:  The TJX
 Companies, Inc.


                                                                  EXHIBIT 6.3B-3

                          TRADEMARK LICENSE AGREEMENT
                          ---------------------------

     This Trademark License Agreement (the "Agreement") is entered into as of December __, 1996 (the "Effective Date") by and among The TJX Companies, Inc., a Delaware corporation with its principal offices located at 770 Cochituate Road, Framingham, MA 01701 ("TJX"), and Chadwick's Tradename Sub, Inc., a Delaware corporation, with its principal offices located at 35 United Drive, West Bridgewater, Massachusetts 02379 (the "Company"), TJX and the Company each being hereinafter referred to singly as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, TJX is the owner of the Marks (as hereinafter defined) including all of the goodwill of the products and services associated therewith;

     WHEREAS, TJX desires to grant to the Company a royalty-free, non-exclusive, non-assignable (except to the limited extent provided herein), non-sublicensable (except as otherwise provided herein) right and license to use the Marks to identify certain Products and Services (as such terms are hereinafter defined) in accordance with the terms and provisions of this Agreement;

     WHEREAS, the Company desires to obtain from TJX such a royalty-free, non-exclusive, non-assignable (except to the limited extent provided herein), non-sublicensable (except as otherwise provided herein) right and license to so use the Marks in accordance herewith;

     WHEREAS, TJX shall retain its rights in, and continue to use, the Marks throughout the world to identify its products and services;

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the Parties hereby agree as follows:

1.   Definitions.
     ------------

     1.1 "HOM Trademark License and Assignment Agreement" shall mean that certain Trademark License and Assignment Agreement dated September 30, 1995 by and between TJX and Hit or Miss Inc. that relates to the Marks identified in Exhibit A hereto.

     1.2 "Marks" shall mean all trademarks, service marks, trade names, symbols, names and logos listed on Exhibit A hereto, and including any
                                            ----------
          and all United States applications, registrations and recordings, pending registrations, reissues, extensions or renewals thereof.

     1.3 "Person" shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity, and any government, governmental department or agency or political subdivision thereof.

     1.4 "Products" shall mean, with respect to each Mark, all products currently or hereafter made, sold, promoted, advertised or distributed [by the Company] that fall under any international product class(es) in which such Mark is federally registered as of the Effective Date hereof.

     1.5 "Services" shall mean, with respect to each Mark, all services currently or hereafter developed, sold, promoted, advertised or distributed by the Company that fall under any international service class(es) in which such Mark is federally registered as of the Effective Date hereof.

     1.6  "Territory" shall mean the universe.

2.   Grant of License.
     ----------------

     2.1  Grant to the Company with respect to the Marks.  For good and valuable
          ----------------------------------------------
          consideration the receipt of which is hereby acknowledged, TJX hereby grants to the Company during the Term (as hereinafter defined) hereof, the royalty-free, non-exclusive, non-assignable (except to the limited extent herein provided) and non-sublicensable (except as otherwise provided herein) right, license and privilege, (collectively, the "License"): (i) to use the Marks to identify the Services throughout the Territory; and (ii) to mark the Products with any of the Marks, and to develop, make, sell, promote, advertise and distribute the Products so marked anywhere in the Territory.

     2.2  Use of Subcontractors and Sublicensees.  The Company hereby agrees
          --------------------------------------
          that it shall not sublicense or subcontract any of the rights included in the License (or any of the Company's obligations hereunder) to any Person (other than a Person that is a subcontractor engaged by the Company primarily to manufacture Products) without first obtaining TJX's written consent thereto, which consent TJX may withhold in its sole discretion.

     2.3  Discontinuation of Use of Marks.  Notwithstanding any other provision
          -------------------------------
          of this Agreement, if at any time during the Term hereof, the Company decides to cease using any Mark to identify the Products and Services hereunder, the

          Company shall provide TJX prompt notice thereof and the License (and all rights granted to the Company thereunder) with respect to that Mark shall immediately and automatically revert to TJX.

3.   Quality Control.
     ---------------

     3.1  Acknowledgment of Prestige of the Marks.  The Company hereby
          ---------------------------------------
          acknowledges the distinctiveness, prestige, high reputation and goodwill associated with the Marks. The Company agrees that, in order to preserve such distinctiveness, prestige, reputation and goodwill associated with the Marks as of the Effective Date hereof, the Company will at all times (i) comply with all reasonable quality control policies and procedures communicated by TJX to the Company in writing from time to time hereunder, provided that such policies and procedures are consistent with TJX's quality control policies and procedures as of the Effective Date hereof; and (ii) take all other measures reasonably necessary to maintain such distinctiveness, prestige, reputation and goodwill.

4.   Ownership of the Marks
     ----------------------

     4.1  Acknowledgment of Ownership of Marks.  The Company hereby acknowledges
          ------------------------------------
          and agrees that, as between TJX and the Company, TJX is and shall be the sole and exclusive owner of the Marks and all of the goodwill associated therewith, and that the Marks, and such goodwill, shall remain at all times the sole and exclusive property of TJX. TJX reserves all of its rights with respect to the Marks not granted to the Company hereunder and the Company acknowledges and agrees that TJX in its sole discretion may continue to use such rights and license them to third parties other than the Company, except to the extent provided in the HOM Trademark License and Assignment Agreement.

     4.2  No Conflicting Filings.  At no time shall the Company apply for any
          ----------------------
          registration of any of the Marks or of any other mark or designation which is reasonably likely to be confused with any of the Marks nor shall the Company file any document with respect to any of the Marks with any governmental authority to take any action which would unreasonably and adversely affect the validity and/or enforceability of any of the Marks.

     4.3  Further Assurances.  The Company shall take all such actions and
          ------------------
          execute all such documents and instruments (at TJX's expense) that are reasonably requested by TJX to carry out the intent of the Parties under this Agreement and, in particular, to effect and maintain the enforceability of any and all registrations for the Marks.

5.  Term and Termination.
    --------------------

     5.1  Term.  The term of this Agreement (the "Term") shall commence on the
          ----
          Effective Date hereof and, unless terminated pursuant to the terms hereof, continue up to and including September 30, 1997, subject to the provisions of Section 5.2.

     5.2  Termination.
          -----------

          5.2.1  Termination for Material Default.  This Agreement may be
                 --------------------------------
          terminated by either Party upon failure of the other Party to cure any material breach within ninety (90) days of its receipt from the other Party of a written notice setting forth the exact nature of such alleged breach.

          5.2.2  Effect of Termination; Sell Off.  Upon the expiration or
                 -------------------------------
          termination of this Agreement for any reason, all of the rights in and to the Marks granted by TJX to the Company hereunder shall immediately revert to TJX; provided, however, that the Company shall be permitted to sell off any Products ordered or in its possession prior to such expiration or termination hereof and to render any Services necessary to be rendered by the Company in connection with the sell-off of such Products, and the License shall be extended during such sell-off period (which period shall in no event exceed 24 months following the expiration or termination hereof) solely to the extent necessary for the Company to complete such sell-off.

6.   Enforcement of Trademark Rights; Registration.
     ---------------------------------------------

     6.1  Filing and Maintenance.  TJX shall be responsible for the preparation,
          ----------------------
          filing, prosecution and maintenance of the Marks and shall bear all costs associated therewith.

     6.2  Enforcement of Rights.  The Company agrees that it will notify TJX
          ---------------------
          promptly in writing of any act or alleged act of any person or entity of unfair competition, infringement, imitation or any other unauthorized use of any of the Marks to identify any article or service similar to any Product or Service or otherwise, that becomes known to the Company. TJX has the right, but shall not be obligated, to prosecute at its own expense any such infringements. In the event that TJX should choose not to exercise such right, the Company shall have the right, but shall not be obligated, to prosecute at its own expense such infringements. The total cost of any such infringement action shall be borne by the Parties independently, each Party being liable solely for the fees and expenses it incurred in connection with the action. Any recovery or damages for past infringement derived from such an action shall first be used to reimburse the Parties, as the case may be, for all expenses and legal fees connected with such action. Any remaining damages after payment of such fees and expenses shall be allocated between TJX and the Company equally if the Parties have jointly conducted the infringement action or, if one Party conducted the proceeding, to that Party.

     6.3  Cooperation.  Each Party agrees to provide reasonable cooperation to
          -----------
          the Party who initiates an action or proceeding to abate and obtain compensation for the infringement of any of the Marks. In this connection, however, it is agreed that the initiating Party shall pay, or reimburse the cooperating Party for, all reasonable out-of-pocket expenses, such as, without limitation, travel and long distance telephone charges incurred in connection with providing such cooperation but excluding the non-initiating Party's attorneys fees.

7.  Representations and Warranties.
    ------------------------------

     7.1  Representations and Warranties of TJX.  TJX represents, warrants and
          -------------------------------------
          covenants to the Company as follows: (a) TJX has the full and unrestricted right, power and authority to enter into and perform the terms, covenants and conditions of this Agreement; and (b) to TJX's knowledge, the use of the Marks by the Company to the extent permitted hereunder will not infringe the proprietary rights of any Person under any law, rule, regulation or order of the United States of America or any state thereof (including rights arising under the laws of trademark, trade secrets, rights of publicity, unfair competition, or any other similar laws).

     7.2  Indemnification of the Company.  TJX shall defend, indemnify and hold
          ------------------------------
          the Company harmless from and against any and all demands, claims, actions, suits and proceedings, that may at any time be brought against the Company and any and all liabilities, losses, damages, costs and expenses (including but not limited to reasonable attorneys' fees and other legal costs and expenses) that may at any time be suffered or incurred by the Company, as a result of, or in connection with, any breach by TJX of any of the representations or warranties made by TJX to the Company pursuant to Section 7.1 above or of any other covenants made by TJX to the Company hereunder or any product or service provided by TJX that is marked with or promoted under any of the Marks. Notwithstanding the foregoing, if TJX prevails in any actions, suits or proceedings defended by it pursuant hereto, any and all fees and expenses incurred by or chargeable to it in connection therewith (including, without limitation, any reasonable attorneys' fees and other legal costs and expenses) shall be reimbursed to it using the proceeds, if any, received from the losing party in such action, suit or proceeding.

     7.3  Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
          represents, warrants and covenants to TJX as follows: (a) the Company has the full and unrestricted right, power and authority to enter into and perform the terms, covenants and conditions of this Agreement; and
          (b) any Products made, sold or distributed by the Company and any Services developed, sold or provided by the Company shall comply with all applicable laws, rules and regulations of any jurisdiction in the Territory having authority over such Products or Services.

     7.4  Indemnification of TJX.  The Company shall defend, indemnify and hold
          ----------------------
          TJX harmless from and against any and all demands, claims, actions, suits and proceedings, that may at any time be brought against TJX and any and all liabilities, losses, damages, costs and expenses (including but not limited to reasonable attorneys' fees and other legal costs and expenses) that may at any time be suffered or incurred by TJX, as a result of, or in connection with, any breach by the Company of any of the representations or warranties made by the Company to TJX pursuant to Section 7.3 above or of any of the other covenants made by the Company to TJX hereunder or any Product or Service provided by the Company. Notwithstanding the foregoing, if the Company prevails in any actions, suits or proceedings defended by it pursuant hereto, any and all fees and expenses incurred by or chargeable to it in connection therewith (including, without limitation, any attorneys' fees and other legal costs and expenses) shall be reimbursed to it using the proceeds, if any, received from the losing party in such action, suit or proceeding.

 8.  General.
     -------

     8.1  Entire Agreement; Waivers.  This Agreement constitutes the entire
          -------------------------
          agreement among the Parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such subject matter. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed (i) in the case of a waiver by TJX, by TJX and (ii) in the case of a waiver by the Company, by the Company.

     8.2  Amendment or Modification.  The Parties hereto may not amend or modify
          -------------------------
          this Agreement except in such manner as may be agreed upon by a written instrument executed by TJX and the Company.

     8.3  Survival, etc.  All representations, warranties, covenants and
          -------------
          agreements made by or on behalf of either Party hereto in this Agreement (including, without limitation, the Exhibits hereto), shall be deemed to have been relied upon by the other Party hereto and shall survive the execution and delivery of this Agreement and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

     8.4  Severability.  In the event that any provision hereof would, under
          ------------
          applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

     8.5  Assignment.  The Company may not assign any of its rights, interests,
          ----------
          duties or obligations under this Agreement without obtaining TJX's prior written consent thereto, except that the Company may assign its rights, interests, duties or obligations to Brylane, L.P., a Delaware limited partnership ("Brylane"), or to any direct or indirect subsidiary of Brylane; provided that no such transfer or assignment shall relieve the Company of any of its obligations hereunder. All assignments in violation of this Section shall be void and without any effect.

     8.6  Successors and Assigns. All of the terms and provisions of this
          ----------------------
          Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective transferees, successors and assigns (each of which such transferees, successors and assigns shall be deemed to be a Party hereto for all purposes hereof).

     8.7  Notices. Any notices or other communications required or permitted
          -------
          hereunder shall be sufficiently given if delivered personally or sent by telex, telecopier, nationally recognized overnight delivery service or registered, certified or first class mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

          If to TJX, to:              The TJX Companies, Inc.
                                      770 Cochituate Road
                                      Framingham, Massachusetts  01701
                                      Telecopier:  (508) 390-2457
          With copies to each:        Attention:  President and General Counsel

          With a copy to:             Arthur G. Siler, Esq.
                                      Ropes & Gray
                                      One International Place
                                      Boston, Massachusetts  02110
                                      Telecopier:  (617) 951-7050

          If to the Company, to:      Chadwick's Tradename Sub, Inc.
                                      35 United Drive
                                      West Bridgewater, Massachusetts  02379
                                      Attn: President
                                      Telecopier: (508) 583-2071

          With a copy to:             John M. Roth
                                      Freeman Spogli & Co. Incorporated
                                      599 Lexington Avenue, 18th Floor
                                      New York, New York  10022
                                      Telecopy:  (212) 758-7499

               Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally; (b) when the answer back is received if sent by telex; (c) when confirmation of receipt is received if sent by telecopier; (d) one business day after being sent, if sent by nationally recognized overnight delivery service; (e) three business days after being sent, if sent by registered or certified mail; or (f) five business days after being sent, if sent by first class mail.

     8.8  Headings, etc.  Section and subsection headings are not to be
          -------------
          considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof. This Agreement shall be deemed to express the mutual intent of the Parties, and no rule of strict construction shall be applied against either Party.

     8.9  Counterparts.  This Agreement may be executed in any number of
          ------------
          counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     8.10  Governing Law.  This Agreement shall be governed by and construed in
           -------------
           accordance with the laws of The Commonwealth of Massachusetts applicable to contracts executed in and to be performed in that state, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

     IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed, as of the Effective Date by their respective officers thereunto duly authorized.

                              THE TJX COMPANIES, INC.


                              By:_____________________________
                                 Name:
                                 Title:


                              CHADWICK'S TRADENAME SUB, INC.


                              By:_____________________________
                                 Name:
                                 Title:

                                   EXHIBIT A
                                   ---------


MARK                                     CLASSIFICATION & GOODS
----                                     ----------------------
ABERNATHY SPORT                          Class 25 - clothing, namely short
Registration No. 1,228,562               sets, rompers and active wear, such
Registration Date: 02/22/83              as pants and shirts
8&15 Accepted: 07/24/89
Expires: 02/22/03
Owner: The TJX Companies, Inc.

ELLEN ASHLEY                             Class 25 - blouses, shirts, pants,
Registration No. 1,241,257               skirts, jackets, sweaters and t-shirts
Registration Date: 06/07/83
8&15 Accepted: 08/07/89
Expires: 06/07/03
Owner: The TJX Companies, Inc.

ELLEN ASHLEY                             Class 25 - tops, shorts, blazers,
Registration No. 1,902,813               dresses, long coats, slickers, suits,
Registration Date: 07/04/95              socks, hosiery & panties
8&15 Due: 07/04/00-01
Expires: 07/04/05
Owner: The TJX Companies, Inc.

ELLEN ASHLEY                             Class 42 - retail clothing store
Registration No. 1,863,369               services
Registration Date: 11/15/94
8&15 Due: 11/15/99-00
Expires: 11/15/04
Owner: The TJX Companies, Inc.

REED HUNTER                              Class 25 - clothing, namely shirts,
Registration No. 1,210,625               belts, socks and sweaters
Registration Date: 09/28/82
8&15 Accepted: 05/01/90
Expires: 09/28/02
Owner: The TJX Companies, Inc.

                                                                   EXHIBIT 6.3-C

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------
                            New York Buying Office
                            ----------------------


     ASSIGNMENT AND ASSUMPTION AGREEMENT made as of the _____ day of December, 1996 by and between THE TJX COMPANIES, INC., a Delaware corporation ("TJX"), having an address at 770 Cochituate Road, Framingham, Massachusetts 01701 and C.O.B. MANAGEMENT SERVICES, INC., a Delaware corporation ("Management") having an address at c/o Brylane, L.P., 463 Seventh Avenue, New York, New York 10018 and a wholly-owned subsidiary of Brylane, L.P., a Delaware limited partnership ("Brylane"), having an address at 463 Seventh Avenue, New York, New York 10018.

     WHEREAS, Hit or Miss Inc. ("Hit or Miss") is the Tenant under a lease dated October 20, 1993 with Robert H. Arnow, as Landlord, of Demised Premises (the "Demised Premises") consisting of a portion of the 16th floor of the building known by address of "1452-1460 Broadway", New York, New York, for a term of approximately ten years and four months, a copy of which is attached hereto as Exhibit A (the "Lease");

     WHEREAS, TJX's affiliates, Chadwick's, Inc. ("Chadwick's") and Winners Apparel LTD. ("Winners"), share with Hit or Miss the occupancy and use of said Demised Premises and costs are allocated one-third to each, except that Hit or Miss pays 50% of the telephone usage and receptionist's services, and 80% of the office management salary, with TJX or its affiliates being responsible for the balance thereof. A copy of the Agreement - New York Buying Office, dated September 30, 1995, between TJX and Hit or Miss setting forth these arrangements is attached hereto as Exhibit B (the "New York Buying Office Agreement");

     WHEREAS, pursuant to an Asset Purchase Agreement dated as of October 18, 1996 among TJX, Chadwick's and Brylane, Brylane is purchasing assets of Chadwick's and has agreed to purchase certain of the interests and assume certain of the obligations of TJX and its affiliates under the New York Buying Office Agreement.

     NOW, THEREFORE, for mutual consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     1.  Assignment to Management.  TJX hereby transfers and assigns to
         ------------------------
Management all of its rights and interests under the New York Buying Office Agreement for the occupancy and use by Chadwick's, in accordance with past practice, of space in the Demised Premises. A brief outline of such past practice is attached hereto as Exhibit C.

     2.  Assumption of TJX's Obligations.  Management hereby assumes and agrees
         -------------------------------
to be fully obligated and responsible for all of the payment and performance obligations, responsibilities and liabilities allocable to Chadwick's for which TJX is responsible (the "Chadwick's Obligations") under the New York Buying Office Agreement. The Chadwick's Obligations shall consist of:

        (i) 50% of all payment and performance obligations, responsibilities and liabilities under the Lease or otherwise arising from the Demised Premises under the first two sentences of Section 2 of the New York Buying Office Agreement;

       (ii) 100% of TJX's obligation for the cost of telephone usage and receptionist services under Section 2(a) of said Agreement;

       (iii) 50% of TJX's obligation for office management salary under
     Section 2(b) of said Agreement;

       (iv) 100% of costs and expenses incurred for provision of services solely to Management (as the successor to Chadwick's) under Section 2(c) of said Agreement;

       (v) 100% of all payment and performance obligations under the Lease or otherwise arising from the Demised Premises if Management (as the successor to Chadwick's) is the sole occupant of the Demised Premises under the first sentence in Section 3 of said Agreement (or 33 1/3% thereof if TJX, Management (as the successor to Chadwick's) and Winners are the sole occupants and 50% thereof if Management (as the successor to Chadwick's) and Winners are the sole occupants); and

       (vi) 33 1/3% of damages and liabilities payable to the Landlord under the Lease for the balance of the term of the Lease in the event Hit or Miss, TJX, Management (as the successor to Chadwick's) and Winners are all evicted by the Landlord from or vacate the Demised Premises.

Management hereby agrees to indemnify and hold harmless TJX and Chadwick's, and each of them, from and against the Chadwick's Obligations, whether or not Management is evicted from the Demised Premises or ceases to have the benefit of any or all of the rights and interests assigned by TJX under Section 1 of this Agreement for the occupancy and use of a portion of said Demised Premises. Management shall be obligated and responsible for paying all costs and expenses, including attorneys' fees, from time to time incurred by TJX in enforcing Management's obligations under this Agreement. Management shall pay amounts owing under this Section 2 to TJX on such regular payment or billing arrangements as TJX shall specify in writing to Management and payments not received by TJX within ten (10) days after billing or the regularly scheduled payment date so specified, shall bear interest at 10% per annum from the date so billed or scheduled.

     3.  No Notice of Default.  TJX represents and warrants to Management that
         --------------------
TJX has not received any oral or written notice from the Landlord under the Lease that such Landlord intends to exercise any remedies in respect of any claimed existing breach of the Lease.

     4.  Notices.  TJX shall provide to Management copies of all notices it
         -------
receives from Hit or Miss regarding the New York Buying Office Agreement promptly following receipt thereof. All notices pursuant to this Agreement shall be in writing and shall be given by certified or registered mail, return receipt requested, by expedited overnight courier, with receipt, or by delivery in hand during the usual business hours of the addressee, addressed as follows:

     If to TJX:          The TJX Companies, Inc.
                         770 Cochituate Road
                         Framingham, MA  01701
                         Attention:  General Counsel

     With a copy to:     Arthur G. Siler, Esq.
                         Ropes & Gray
                         One International Place
                         Boston, MA  02110-2624

     If to Management:   C.O.B. Management Services, Inc.
                         c/o Brylane, L.P.
                         463 7th Avenue, 21st Floor
                         New York, New York  10018
                         Attention:  Chief Financial Officer
                         Telecopy:  (212) 613-9567

     With a copy to:     John M. Roth
                         Freeman Spogli & Co. Incorporated
                         599 Lexington Avenue, 18th Floor
                         New York, New York  10022
                         Telecopy:  (212) 758-7499

or such other address as such party may, from time to time, designate by notice as aforesaid. Notices shall be deemed given two days after they have been deposited in the United States mail, postage prepaid, or when received, whichever shall be earlier.

     5.  Further Assurances.  Each party agrees to provide such agreements and
         ------------------
undertakings as shall be necessary to fulfill the purposes of this Agreement, upon the reasonable request of the other party.

     6.  Miscellaneous.  This Agreement may be amended only in writing signed by
         -------------
both parties. No waiver of any part of this Agreement shall be effective unless in writing, and no waiver in any instance shall be construed as a waiver in any other or subsequent instance.

     IN WITNESS WHEREOF, The TJX Companies, Inc. and C.O.B. Management Services, Inc. have each caused this Agreement to be executed by its duly authorized officer as of the date first set forth above.


                              THE TJX COMPANIES, INC.

                              By:________________________________
                                    Name:
                                    Title:


                              C.O.B. MANAGEMENT SERVICES, INC.

                              By:________________________________
                                    Name:
                                    Title:

                                   EXHIBIT A
                                   ---------

(Lease between Hit or Miss and Robert H. Arnow for the New York Buying Office)

                                   EXHIBIT C
                                   ---------

(Outline of Past Practices for Use of Space in the New York Buying Office)

          Exhibit 6.3D is being filed separately as Exhibit 10.70 to the Registration Statement.

                                                                    EXHIBIT 12.4

                                  TERM SHEET
                                 BRYLANE, L.P.
                        CONVERTIBLE SUBORDINATED NOTES
                        ------------------------------

ISSUER: Brylane, L.P. (the "Company"). References to the Company after a Roll-Up (as defined below) refer to the Company or the Successor (as defined below), as the context requires.

AMOUNT:                      $20 million.

ISSUE:                       Convertible Subordinated Notes (the "Subordinated
                             Notes").

INTEREST RATE:               Initial rate of 6% per annum, paid quarterly on the
                             third, sixth, ninth and twelfth month anniversaries of the closing. On each anniversary of issuance, the interest rate shall increase by 100 bps (up to a maximum of 10% per annum) in the event that by such anniversary the Company has not "rolled up" (a
                             "Roll-Up") into a corporate successor the ("Successor") and the Successor has not completed an initial public offering of common stock.

MATURITY:                    The tenth anniversary of the Closing.

CONVERSION:                  Convertible at any time at the option of the holder
                             into 727,273 limited partnership units of the Company (the "Units"). Currently there are
                             12,905,000 Units outstanding (before giving effect to a $45 million issuance to fund this transaction), and 915,334 Units subject to options
                             (before giving effect to options issued in connection with the Chadwick's acquisition). The conversion price will be subject to anti-dilution adjustments customary for Rule 144A or publicly traded convertible debt, which in the case of a reclassification, merger, consolidation, sale of substantially all assets or other transaction resulting in the holders of Units receiving securities, cash or other property, will provide that the holder of the Subordinated Notes will thereafter receive upon conversion the same securities, cash or other property that it would have received if it had converted immediately prior to such transaction.
                             Tax distributions, regular quarterly dividends, and distributions to VP Holding Corporation to fund repurchases of management interest held through VP
                             Holding will not trigger conversion adjustments.
                             Accrued interest will not be payable on conversion.

                             Following a Roll-Up, the Subordinated Notes will be exchanged for Subordinated Notes of the Successor having substantially identical terms and convertible into a number of shares of the Successor equal to the shares of the Successor that the holder would have received in the Roll-Up if it had converted immediately prior thereto (subject to adjustment in the same manner as provided above).

REDEMPTION:                  (a) Optionally redeemable by the Company upon 30
                             days notice at any time after the fifth anniversary of issuance at the following redemption prices
                             (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on the anniversary of issuance in the years indicated below (assuming issuance on or before December 31, 1996):

                                       Year           Redemption Price
                                       ----           ----------------

                                       2001               104.0%
                                       2002               103.2%
                                       2003               102.4%
                                       2004               101.6%
                                       2005               100.8%
                                       2006               100.0%

                             (b) In the event the Company has completed an initial public offering of common stock, the Subordinated Notes will be optionally redeemable by the Company prior to the fifth anniversary of issuance upon 30 days notice at any time commencing after three years from the date of issuance; provided that the Company's common stock shall have closed at least a 25% premium to the then applicable conversion price for 20 consecutive trading days. The redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the redemption date, shall be as indicated below, if redeemed during the 12-month period beginning on the anniversary of issuance in the years indicated below (assuming issuance on or before December 31, 1996):

                                            Year           Redemption Price
                                            ----           ----------------

                                            1999               104.2%
                                            2000               103.6%
                                            2001               103.0%
                                            2002               102.4%
                                            2003               101.8%
                                            2004               101.2%
                                            2005               100.6%
                                            2006               100.0%

SUBORDINATION:               Subordinated to all senior debt and senior
                             subordinated debt of the Company (defined in manner comparable to "Senior Indebtedness" in the Indenture (the "Indenture") for the Company's 10%
                             Senior Subordinated Notes due 2003 (the "Senior Sub
                             Notes")), and including the Bank Credit Facility
                             (as defined in the Indenture) and the Senior Sub
                             Notes. Subordination provisions to be comparable to those contained in the Indenture.

DEFAULTS AND REMEDIES:       Comparable to Sections 501 and 502 (other than
                             paragraph (g)) of the Indenture, except that the baskets shall be $7,500,000.

COVENANTS:                   Covenants will be comparable to those customary for
                             publicly traded convertible debt, and specifically including:

                                  All distributions by the Company must be pro rata.

                                  Covenants comparable to Sections 7.01 and 7.02 of the Company's Agreement of Limited Partnership (the "Partnership Agreement").

                                  Access and information (other than monthly financials or reports) comparable to that provided to a five percent partner under Sections 7.03 and 7.04 of the Partnership Agreement. Covenants prohibiting transactions of the type described in Section 8.01(b)(ix) (also to be applicable to affiliate transactions with subsidiary partnerships) of the Partnership Agreement.

                                  Covenants comparable to Sections 801(a)(i) and
                                  (ii) (subject to subparagraphs (d) and (e)), except in the case of a Roll-Up the Company will remain the obligor under the Subordinated Notes), 1001 and 1004 of the Indenture.

CHANGE OF CONTROL PUT:       The holder will have the right to cause the Company
                             to repurchase Subordinated Notes at 101% of principal amount, plus accrued and unpaid interest, upon a Change of Control (as defined in the Indenture, but also including a releveraging in which existing holders receive significant proceeds and retain substantially the same percentage ownership).

TAG/DRAG ALONGS:             The Units will have tag along rights comparable to
                             those contained in Section 9.05(e) of the Partnership Agreement. The holder of the Subordinated Notes will have notice of the tag along event and be permitted to convert simultaneous with the transfer. In the event of a bona fide Change of Control transaction, the Company may call the Subordinated Notes at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on the anniversary of issuance in the years indicated below (assuming issuance on or before December 31, 1996):

                                            Year      Redemption Price
                                            ----      ----------------

                                            1996          108.0%
                                            1997          107.2%
                                            1998          106.4%
                                            1999          105.6%
                                            2000          104.8%
                                            2001          104.0%

                                            2002          103.2%
                                            2003          102.4%
                                            2004          101.6%
                                            2005          100.8%
                                            2006          100.0%

TRANSFER RESTRICTIONS:       Transfer restrictions comparable to those
                             applicable to limited partners under the Partnership Agreement, terminating upon a Roll-Up.

REGISTRATION RIGHTS:         Piggyback registration rights on the underlying
                             common stock after the initial public offering (or in any other IPO involving sales by any other equity holder). Piggyback rights will entitle the holder to pro rata sale with any other equity seller, other than the Company. Piggyback rights will terminate on the third anniversary of closing.

                             One demand registration right commencing 6 months after the initial offering and terminating on the third anniversary of the initial public offering (which registration may not be for an underwritten offering).

                             The holder and the Company will cooperate to facilitate an orderly distribution of the holder's shares. This will include the holder advising the Company of its intentions with respect to significant public sales, and the Company making management available at the Company's offices or by telephone, upon reasonable notice and at reasonable times and for the holder, its representatives and a small number of potential purchasers, for marketing and diligence discussions of the Company and its business.

                             Standback after initial public offering of 120 days (180 days on the initial public offering), but in no event longer than standbacks applicable to other significant stockholders. Standbacks terminate on the earlier of the third anniversary of the closing and the date on which the holder owns less than 1% of the equity on a fully diluted basis.

                             The Company will be responsible for all expenses in piggyback or demand registrations, including in the demand and the first three piggyback registrations costs of one counsel for shareholders, but excluding underwriting discounts and commissions.

                             Customary indemnification provisions.

                                      -6-